                                                                     EXHIBIT 2.1

                             AMENDED AND RESTATED

                                   AGREEMENT

                                      AND

                       PLAN OF REORGANIZATION AND MERGER

                                BY AND BETWEEN

                             MID-PENINSULA BANCORP

                                      AND

                          CUPERTINO NATIONAL BANCORP


                                 JUNE 26, 1996

                             AMENDED AND RESTATED
                             ---------------------
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                -----------------------------------------------


           THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of June 26, 1996, ("Agreement"), amends and restates an Agreement and Plan of Reorganization and Merger made and entered into as of June 5, 1996, by and between Mid-Peninsula Bancorp, a California corporation ("Mid-Peninsula"), and Cupertino National Bancorp, a California corporation ("Cupertino").

           A. The Boards of Directors of Mid-Peninsula and Cupertino deem it advisable and in the best interests of Mid-Peninsula, Cupertino, their subsidiaries and their respective shareholders that Mid-Peninsula and Cupertino enter into a business combination, with the expectation that the resulting company will combine the best elements of both Mid-Peninsula and Cupertino. Pursuant to such business combination, Cupertino shall merge with and into Mid-Peninsula (the "Merger") and Mid-Peninsula will change its name to Greater Bay Bancorp ("Bancorp"). Following the Merger, Cupertino's subsidiary, Cupertino National Bank & Trust ("CNB") and Mid-Peninsula's subsidiary, Mid-Peninsula Bank ("MPB"), shall be wholly-owned subsidiaries of Bancorp.

           B.    This Agreement and the Merger Agreement attached as Exhibit A
                                                                     ---------
and intended to be filed with the California Secretary of State (the "Merger Agreement") have been approved by the Boards of Directors of Mid-Peninsula and Cupertino, and the principal terms will be submitted for approval of the shareholders of Cupertino and Mid-Peninsula at special meetings of their respective shareholders.

           C. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "IRC").

           D. Pursuant to the Merger, each Cupertino shareholder will receive, in exchange for each share of Cupertino common stock ("Cupertino Share" or "Cupertino Shares"), the number of shares of Bancorp common stock ("Bancorp Share" or "Bancorp Shares") determined in accordance with the Conversion Ratio as more fully set forth in this Agreement and in the Merger Agreement (the "Conversion Ratio").

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:


1.   THE MERGER.
     ----------

     1.1   Effective Date.  Subject to the terms and conditions of this
           --------------
Agreement, the Merger shall become effective on the date ("Effective Date") and at the time ("Effective

Time of the Merger") an executed copy of the Merger Agreement has been filed with the California Secretary of State.

     1.2   Effect of the Merger.  Subject to the terms and conditions of this
           --------------------
Agreement, at the Effective Time of the Merger, Cupertino shall be merged with and into Mid-Peninsula and Mid-Peninsula will change its name to Greater Bay Bancorp ("Bancorp"). All assets, rights, privileges, immunities, powers, franchises and interests of Cupertino in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Date, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in Bancorp by virtue of the Merger at the Effective Time of the Merger without any deed, conveyance or other transfer; the separate existence of Cupertino shall cease and the corporate existence of Mid-Peninsula (with the change of its name as described above) as Bancorp and as a California corporation shall continue unaffected and unimpaired by the Merger; and Bancorp shall be deemed to be the same entity as each of Cupertino and Mid-Peninsula and shall be subject to all of their duties and liabilities of every kind and description. Bancorp shall be responsible and liable for all the liabilities and obligations of each of Mid-Peninsula and Cupertino; and any claim existing or action or proceeding pending by or against Mid-Peninsula or Cupertino may be prosecuted as if the Merger had not taken place, or Bancorp may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either Mid-Peninsula or Cupertino shall be impaired by reason of the Merger.


2.   CONVERSION AND CANCELLATION OF SHARES.
     -------------------------------------

     2.1   Conversion of Cupertino Shares.  At the Effective Time of the Merger,
           ------------------------------
by virtue of the Merger and without any action on the part of any holder of Cupertino Shares, subject to Section 2.2, 2.3 and 2.5 of this Agreement, each outstanding Cupertino Share (other than any shares as to which dissenters' rights have been perfected) shall be converted into the right to receive .81522 Bancorp Shares (the "Conversion Ratio").

     2.2   Fractional Shares.  Notwithstanding any other provision hereof, no
           -----------------
fractional shares of Bancorp Shares shall be issued to holders of Cupertino Shares. In lieu thereof, each such holder entitled to a fraction of a Bancorp Share shall receive, at the time of surrender of the certificate or certificates representing such holder's Cupertino Shares, an amount in cash equal to the market value per share of the Mid-Peninsula common stock ("Mid-Peninsula Shares"), calculated (to the nearest hundredth) by taking the average of the closing bid and asked prices quoted by each brokerage firm then acting as a market maker of Mid-Peninsula Shares, for each of the twenty (20) consecutive trading days up to and including the last business day of the month-end immediately preceding the Closing Date (the "Determination Date") (whether or not there were any trades in Mid-Peninsula Shares on such days), multiplied by the fraction of a Bancorp Share to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

     2.3   Surrender of Cupertino Shares.
           -----------------------------

           a. Prior to the Effective Date, Mid-Peninsula shall appoint U.S. Stock Transfer Corporation or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to Cupertino and Mid-Peninsula, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing Cupertino Shares and at and after the Effective Time of the Merger, Bancorp shall issue and deliver to the Exchange Agent such number of certificates representing Bancorp Shares and cash for payment of fractional shares, as shall be required to be delivered to holders of Cupertino Shares pursuant to Article 2 of the Merger Agreement. As soon as practicable after the Effective Time of the Merger, each holder of Cupertino Shares converted pursuant to Section 2.1, upon surrender to the Exchange Agent of one or more certificates for such Cupertino Shares for cancellation, will be entitled to receive a certificate or certificates representing the number of Bancorp Shares determined in accordance with Section 2.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 2.2.

           b. No dividends or other distributions of any kind which are declared payable to shareholders of record of the Bancorp Shares after the Effective Date will be paid to persons entitled to receive such certificates for Bancorp Shares until such persons surrender their certificates representing Cupertino Shares. Upon surrender of such certificates representing Cupertino Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Bancorp Shares as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

           c. If any certificate for Bancorp Shares is to be issued in a name other than that in which the certificate for Cupertino Shares surrendered in exchange therefor is registered, any transfer costs or expenses (except taxes) required by reason of the issuance of certificates for such Bancorp Shares in a name other than the registered holder of the certificate surrendered shall be paid by Bancorp.

           d. All dividends or distributions, and any cash to be paid pursuant to Section 2.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Cupertino Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Bancorp, and after such time any holder of a certificate representing Cupertino Shares who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Bancorp for payment or delivery of such dividends or distributions or cash, as the case may be.

     2.4   No Further Transfers of Cupertino Shares.  At the Effective Time of
           ----------------------------------------
the Merger, the stock transfer books of Cupertino shall be closed and no transfer of Cupertino Shares theretofore outstanding shall thereafter be made.

     2.5   Adjustments. If, between the date of this Agreement and the Effective
           -----------
Date, the outstanding shares of Mid-Peninsula Shares or Cupertino Shares shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of Bancorp Shares to be issued and delivered in the Merger in exchange for each outstanding Cupertino Share shall be correspondingly adjusted.

     2.6   Treatment of Stock Options.
           --------------------------

           a. Each person holding one or more options to purchase Cupertino Shares ("Cupertino Option" or "Cupertino Options") pursuant to Cupertino's (i) 1985 Stock Option Plan, (ii) 1986 Non-Qualified Stock Option Plan, (iii) 1989 Non-Qualified Stock Option Plan, or (iv) 1995 Stock Option Plan, each as amended to date ("Cupertino Stock Option Plans") shall have the right, in his or her discretion, to either:

                 (i) Exercise any vested portion (including any portion vested as a result of the Merger) of the Cupertino option to acquire Cupertino Shares prior to the Effective Date; or

                 (ii) As of the Effective Time of the Merger, surrender the Cupertino Option agreement to Mid-Peninsula, in which event such person will be entitled to receive a substitute option ("Substitute Option") exercisable for
(a) the number of Bancorp Shares equal to the number of Cupertino Shares for which such person held Cupertino Options multiplied by the Conversion Ratio and rounded up to the nearest whole share, and (b) the exercise price for the shares subject to said options shall be adjusted by dividing the pre-Merger exercise price for such Cupertino Options by the Conversion Ratio, rounded to the nearest penny.

           b. The Substitute Options to be received in exchange for Cupertino Options shall be, to the greatest extent practicable, vested to the same extent as before the Merger, shall continue to vest on the same vesting schedule as provided under the original applicable Cupertino Option agreement, shall be exercisable as provided in the original applicable Cupertino Option agreement and shall otherwise preserve the characteristics, terms and conditions of the original Cupertino Option to the greatest extent possible, subject to the requirements of law and the rules and regulations of the California Commissioner of Corporations.

3.   COVENANTS OF THE PARTIES.
     ------------------------

     3.1   Covenants of Mid-Peninsula.
           --------------------------

           a.    Amendment of Articles and Bylaws; Vote Requirements. The Board
                 ---------------------------------------------------
of Directors of Mid-Peninsula shall take all necessary corporate action, to be effective at the Effective Time of the Merger, to amend the Articles of Incorporation and Bylaws of Mid-Peninsula to the extent required by applicable law or regulation and subject to any required approvals of shareholders, government agencies or regulatory authorities, to: (i) change Mid-Peninsula's name to Greater Bay Bancorp; (ii) provide for a range in the number of authorized directors of not less than seven (7) and not more than thirteen (13), and to adopt a resolution fixing the exact number of directors at ten (10);
(iii) establish super-majority vote requirements mutually agreed upon by the parties equal to a two-thirds vote of the Board of Directors of Bancorp applicable to certain matters affecting Bancorp, including (a) a merger, sale of control or sale of material assets of Bancorp, (b) acquisitions by Bancorp, (c) creation of new business units of Bancorp or its subsidiaries, MPB and CNB, (d) material changes in operating budgets of Bancorp or its subsidiaries, MPB and CNB, (e) material changes in the business organization or organizational structure of Bancorp or its subsidiaries, MPB and CNB, (f) termination of any executive or senior officer appointed to the Executive Management Committee of Bancorp, and (g) any change in the authorized range of directors.

           b.    Amendment of Mid-Peninsula Stock Option Plan.  Mid-Peninsula
                 --------------------------------------------
shall take all necessary corporate action, including any required approval of the shareholders of Mid-Peninsula, to amend its 1994 Stock Option Plan or establish a new stock option plan and cause to be filed and become effective under the Securities Act of 1933, as amended (the "1933 Act"), as of the Effective Time of the Merger, a registration statement with respect to the options to be granted and shares to be issued thereunder to fulfill the obligations to grant Substitute Options to holders of Cupertino Options pursuant to Section 2.6 of this Agreement.

           c.    Nasdaq Stock Market Listing.  Mid-Peninsula shall take all
                 ---------------------------
necessary action to list with the Nasdaq Stock Market for trading on the Nasdaq National Market System (i) Mid-Peninsula Shares, as soon as practicable following the execution of this Agreement and (ii) Bancorp Shares under a symbol mutually agreed upon by the parties, to be effective from and after the Effective Time of the Merger.

           d.    Debenture Agreement.  Mid-Peninsula shall take all appropriate
                 -------------------
action to cause the obligations of Cupertino to the holders of debentures issued pursuant to certain 11.5% Subordinated Debenture Agreements Due 2005 and related Subscription Agreements and exhibits thereto, to be assumed by Bancorp in a supplemental debenture agreement in form and substance reasonably satisfactory to Mid-Peninsula and Cupertino and their respective counsel, as of the Effective Time of the Merger. The form of such supplemental debenture agreement shall be delivered by Mid-Peninsula to Cupertino on or before the Document Delivery Date (as defined in Section 12b(xii)) of this Agreement.

     3.2   Covenants of Cupertino.
           ----------------------

           a.    Termination of Cupertino Stock Option Plans.  Cupertino shall
                 -------------------------------------------
take all necessary action to cause the termination of the Cupertino Stock Option Plans at the Effective Time of the Merger and the exercise or surrender (in exchange for Substitute Options) of Cupertino Options outstanding thereunder.

           b.    Termination or Merger of Cupertino Benefit Plans.  If requested
                 ------------------------------------------------
by Mid-Peninsula and subject to the mutual agreement of the parties, Cupertino shall take all necessary action to cause the termination or merger of Cupertino Benefit Plans at the Effective Time of the Merger.


     3.3   Mutual Covenants of Mid-Peninsula and Cupertino.
           -----------------------------------------------

           a.     Appointment of Executive Officers. At the Effective Time of
                  ---------------------------------
the Merger, the following persons shall become the executive officers of Bancorp and shall be appointed to the positions indicated: (i) David L. Kalkbrenner, President and Chief Executive Officer, (ii) Steven C. Smith, Executive Vice President, Chief Operating Officer and Chief Financial Officer, and (iii) David
R. Hood, Executive Vice President and Chief Credit Officer.

           b.    Appointment of Directors.  At the Effective Time of the Merger,
                 ------------------------
the five (5) directors named below of Mid-Peninsula and Cupertino, respectively, shall become and constitute the Board of Directors of Bancorp, and Duncan L. Matteson and John M. Gatto shall be appointed as co-chairmen of the Board of Directors of Bancorp. The parties agree that such persons shall be nominated by management for election as directors of Bancorp at each annual or special meeting of shareholders of Bancorp at which directors are elected for a period of not less than two (2) years from the Effective Date. If any such person fails or declines to serve as a director, the vacancy created thereby shall be filled during such two (2) year period by a nominee selected by a majority of the group consisting of former Mid-Peninsula or Cupertino directors, respectively, of which such person was a member prior to the Merger.

                 (i) from Mid-Peninsula: David L. Kalkbrenner, Duncan L. Matteson, Donald H. Seiler, Warren R. Thoits and Edwin E. van Bronkhorst; and

                 (ii) from Cupertino: John M. Gatto, James E. Jackson, Rex D. Lindsay, Glen McLaughlin and Dick J. Randall.

           c.    Board and Management Committees. The parties shall establish
                 -------------------------------
(i) such committees of the Board of Directors of Bancorp as may be mutually agreed upon, and (ii) an Executive Management Committee of Bancorp comprised of management personnel to facilitate and coordinate operations of Bancorp and such other matters as the parties may agree upon. Each party's nominees for appointment to committees of the Board of Directors of Bancorp shall be identified to the other party on or before the Determination Date. At the Effective Time of the Merger, the twelve (12) persons named below shall be appointed to the Executive Management Committee with the titles and positions held with Bancorp, MPB and CNB as indicated.

                 (i) from Mid-Peninsula: David L. Kalkbrenner, President and Chief Executive Officer of Bancorp and MPB, Director of Bancorp, MPB and CNB, and Chairman of the Executive Management Committee; Murray B. Dey, Executive Vice President of MPB; Carol R. Rowland, First Vice President and Chief Financial Officer of MPB; Susan K. Black, Senior Vice President, Relationship Management Administration, of MPB; and Kimberly S. Burgess, Senior Vice President, Bank Support Services, of MPB.

                 (ii) from Cupertino: C. Donald Allen, Chairman of the Board and Chief Executive Officer of CNB; Steven C. Smith, Executive Vice President and Chief Operating Officer of Bancorp and CNB, Chief Financial Officer of Bancorp, and Vice-Chairman of the Executive Management Committee; David R. Hood, Executive Vice President of Bancorp and CNB, Chief Credit Officer of Bancorp and Senior Lending Officer of CNB; Hall Palmer, Executive Vice President, Trust Group of Bancorp and CNB; Kenneth D. Brenner, Executive Vice President, Marketing and Business Development, of CNB; Heidi R. Wulfe, Senior Vice President of Bancorp and CNB, Controller of Bancorp and Chief Financial Officer of CNB; and Daniel R. Michener, Senior Vice President, Venture Lending, of CNB.

           d.    Board and Management of Subsidiaries.  The parties intend that
                 ------------------------------------
the Boards of Directors and management of Bancorp's subsidiary banks, MPB and CNB, shall remain substantially the same following the Effective Time of the Merger; provided, that David L. Kalkbrenner shall be appointed to the Board of Directors of CNB and John M. Gatto shall be appointed to the Board of Directors of MPB.

           e.    Approval by Shareholders.  Each party shall cause the principal
                 ------------------------
terms of the Merger to be submitted promptly for the approval of its shareholders at a meeting to be called and held in accordance with applicable laws. Subject to its continuing fiduciary duty to its shareholders, the Board of Directors of each party, in authorizing the execution and delivery of this Agreement, unanimously recommends that the principal terms of the Merger be approved. In connection with the call of such meeting, each party shall cause the Joint Proxy Statement/Prospectus to be mailed to its shareholders. Subject to its continuing fiduciary duty to the shareholders of Mid-Peninsula or Cupertino, as the case may be, the Board of Directors of each party shall at all times prior to and during such meeting of its shareholders recommend that the principal terms of the Merger be approved and, subject to such duty, use its best efforts to cause such approval (and the Board of Directors of Mid-Peninsula shall recommend that the amendments to its Articles of Incorporation, Bylaws and 1994 Stock Option Plan be approved).

           f.    Shareholder Lists and Other Information. After execution
                 ---------------------------------------
hereof, each party shall from time to time make available to the other party, upon request, a list of its shareholders and their addresses, a list showing all transfers of its common stock and such other information as the other party shall reasonably request regarding both the ownership and prior transfers of each party's common stock, provided that no such information shall be required for any period prior to the date of this Agreement.

           g.    Government Approvals.  Each party will use its best efforts in
                 --------------------
good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger by the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended, and (ii) all other such consents or approvals of government agencies and regulatory authorities as shall be required by law or otherwise desirable, and shall do any and all acts and things necessary or appropriate in order to cause the Merger to be consummated on the terms provided in the Merger Agreement and this Agreement as promptly as practicable. All approvals referred to in this Section 3.3(g) are hereinafter referred to as the "Government Approvals."

           h.    Capital Commitments and Expenditures.  After the execution of
                 ------------------------------------
this Agreement, no new capital commitments shall be entered into, and no capital expenditures shall be made by either party in excess of $50,000 in the aggregate, including but not limited to, creation of any new branches and acquisitions or leases of real property, except commitments or expenditures within existing operating and capital budgets heretofore furnished to and approved in writing by the other party.

           i.    Notification of Breach of Representations, Warranties and
                 ---------------------------------------------------------
Covenants.  Each party shall promptly give written notice to the other party
- ---------
upon becoming aware of the occurrence or impending or threatened occurrence of any event which would cause or constitute a breach of any of the representations, warranties or covenants of that party contained or referred to in the Merger Agreement or this Agreement and shall use its best efforts to prevent the same or to remedy the same promptly.

           j.    Financial Statements.
                 --------------------

                 (i) Each party has delivered or shall deliver to the other party prior to the Effective Date true and correct copies of statements of income, changes in shareholders' equity and statements of cash flows for the three months ended March 31, 1996 (and any subsequent quarter-end periods), and for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991, and balance sheets as of the three month period ended March 31, 1996 (and any subsequent quarter-end periods), and as of December 31, 1995, 1994, 1993, 1992 and 1991. Such financial statements at December 31, 1995, 1994, 1993, 1992 and 1991 and for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991 have been or shall be audited by KPMG Peat Marwick LLP or its predecessor, Coopers & Lybrand LLP, as independent public accountants for Mid-Peninsula during the relevant periods, and

Coopers & Lybrand LLP or its predecessor, Deloitte & Touche LLP, as independent public accountants for Cupertino during the relevant periods, and include or shall include an opinion of such accounting firm to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such financial statements and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of each party at the dates indicated and for the periods then ending. The opinions of such accounting firm do not and shall not contain any qualifications.

                 (ii) Each party shall provide to the other party, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to its shareholders and/or directors between the date of this Agreement and the Effective Date.

                 (iii) Each party has delivered or shall deliver, to the other party true and complete copies of its Annual Reports to Shareholders for the years ended December 31, 1995, 1994, 1993, 1992 and 1991, all periodic reports required to be filed by it pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") since December 31, 1990, all proxy statements and other written material furnished to its shareholders since December 31, 1990, and all other material reports, including call reports, relating to Mid-Peninsula, MPB, Cupertino and CNB filed by Mid-Peninsula, MPB, Cupertino, or CNB with the Federal Deposit Insurance Corporation ("FDIC"), FRB, Office of the Comptroller of the Currency ("OCC"), or California Superintendent of Banks ("Superintendent") during 1991 through the Effective Date. As of their respective filing dates, each of the documents described in the preceding sentence complied or shall comply in all material respects with all legal and regulatory requirements applicable thereto.

           k.    Compensation.  Except as may be consistent with past practices
                 ------------
disclosed to each party by the other party, neither party shall make or approve any increase in the compensation payable or to become payable by it to any of its directors, officers, employees or agents (including but not limited to compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement), nor shall any bonus payment or any agreement or commitment to make a bonus payment be made, nor shall any stock option, warrant or other right to acquire capital stock be granted (except as provided in Section 2.6), or employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement be entered into by either party with any such directors, officers, employees or agents unless the other party has given its prior written consent. Nothing herein shall prevent the payment to either party's officers and employees of regular salary increases, consistent with past practices in connection with regular salary reviews or bonuses consistent with past practices, as heretofore disclosed to the other party. Without the prior written consent of the other party, neither party shall hire any new employee at an annual rate in excess of that party's current customary practice.

           l.    Conduct of Business in the Ordinary Course.  Prior to the
                 ------------------------------------------
Effective Time of the Merger:

                 (i) Both parties shall conduct their businesses (including the businesses of their subsidiaries) in the ordinary course as heretofore conducted. For purposes of this Agreement, the "Ordinary Course of Business" of either party shall consist of the banking and related businesses as presently conducted by it and its subsidiaries in compliance with customary safe and sound banking practices and applicable laws and regulations. Unless either party has given its previous written consent (which shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request) to any act or omission to the contrary, each party shall, and shall cause its subsidiaries to, until the Effective Date:

                       (a) preserve its business and business organizations intact;

                       (b) preserve the good will of customers and others having business relations with it and take no action that would impair the benefit to the other party of the goodwill of it or the other benefits of the Merger;

                       (c) consult with the other party as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                       (d) maintain its properties in customary repair, working order and condition (reasonable wear and tear excepted);

                       (e) comply with all laws, regulations and decrees applicable to the conduct of its business;

                       (f) use its best efforts to keep in force at not less than its present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                       (g) use its best efforts to keep available to the other party the services of its present officers and employees (it being understood that each party shall have the right to terminate the employment of any of its officers or employees in accordance with its established employment procedures);

                       (h) comply with all orders of and agreements or memoranda of understanding with respect to it made by or with, the FDIC, FRB, OCC, Superintendent, or any other government agency or regulatory authority of competent jurisdiction, and promptly forward to the other party all communications received from any such agency or authority that are not prohibited by such agency or authority from being so disclosed and inform the other party of any material restrictions imposed by any government agency or regulatory authority on its business;

                       (i) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                       (j) conduct an environmental audit prior to foreclosure on any property concerning which it has knowledge, or should have knowledge, that asbestos or asbestos-containing material, PCB's or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of such audit to and consult with the other party regarding the significance of the audit prior to the foreclosure on any such property;

                       (k) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets except in the Ordinary Course of Business, for adequate value, without recourse and consistent with its customary practice;

                       (l) not take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity; and

                       (m) not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $25,000 in which it is a party.

                 (ii) Neither party shall, without first having obtained the written consent of the other party (which shall be deemed to have been given if no response is provided following written request therefor within three (3) business days of receipt of such request), cause its officers to commit to any loan which does not comply in all material respects with its credit policies in effect and as disclosed and provided to the other party prior to the date of this Agreement (except venture loans originated by CNB which shall be subject to the venture loan approval procedures in effect at CNB and as disclosed to Mid-Peninsula prior to the date of this Agreement).

                 (iii) Each party shall promptly notify the other party in writing upon the occurrence by it of any of the following:

                       (a) the classification of any loan as substandard, doubtful or loss; or

                       (b) the filing or commencement of any legal action or other proceeding or investigation against it.

           m.    Press Releases.  Neither party shall issue any press release or
                 --------------
written statement for general circulation relating to the Merger, this Agreement or the Merger Agreement unless previously provided to the other party for review and approval (which approval will not be unreasonably withheld or delayed) and each party shall cooperate with the other party in the development and distribution of all news releases and other public information disclosures with respect to the Merger, this Agreement or the Merger Agreement; provided that either party may, without the consent of the other party, make any disclosure with regard to the Merger, this Agreement or the Merger Agreement that it determines with advice of counsel is required under any applicable law or regulation.

           n.    No Merger or Solicitation.
                 -------------------------

                 (i) Subject to the continuing fiduciary duty of the Board of Directors of each party to its shareholders, prior to the Effective Time of the Merger, neither party shall effect or agree to effect or enter into a transaction or series of transactions with one or more third persons, groups or entities providing for the acquisition of all or a substantial part of either party or their respective subsidiaries, whether by way of merger, exchange of stock, sale of assets, or otherwise ("Business Combination"), acquire or agree to acquire any of its own capital stock or the capital stock or asset (except in a fiduciary capacity or in the Ordinary Course of Business) of any other entity, or commence any proceedings for winding up and dissolution affecting either of them.

                 (ii) Subject to the continuing fiduciary duty of the Board of Directors of each party to its shareholders, prior to the Effective Time of the Merger, neither party nor any officer, director or affiliate of either party, nor any investment banker, attorney, accountant or other agent, advisor or representative retained by either party shall (a) solicit or encourage, directly or indirectly, any inquiries, discussions or proposals for, continue, propose or enter into discussions or negotiations looking toward, or enter into any agreement or understanding providing for, any Business Combination with any third party; or (b) disclose, directly or indirectly, any nonpublic information to any corporation, partnership, person or other entity or group concerning such party's business and properties or afford any such other party access to its properties, books or records or otherwise assist or encourage any such other party in connection with the foregoing, or (c) furnish or cause to be furnished any information concerning its business, financial condition, operations, properties or prospects to another person, having any actual or prospective role with respect to any such Business Combination.

                 (iii) Each party shall notify the other party immediately of the details of any indication of interest of any person, corporation, firm, association or group to acquire by any means a controlling interest in it or engage in any Business Combination with it.

                 (iv) Notwithstanding anything to the contrary contained in this Agreement, in the event the Board of Directors of either party receives a bona fide unsolicited offer for a Business Combination of it with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of the Board of Directors to its shareholders, subject to the provisions of this Agreement including, without limitation, Section 12e(ii) and the rights accorded a party thereunder which shall remain in effect, such duty to act or to refrain from doing any act shall be excused and such failure to act or refrain from doing any act shall not (a) constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, or (b) create any claim or cause of action asserting any liability against any member of the Board of Directors of that party.

           o.    Employee Benefit Plans.  Both parties agree that other than the
                 ----------------------
Mid-Peninsula 1994 Stock Option Plan (as amended in accordance with Section 3.1(b) of this Agreement) and 401(k) Plan which shall survive as employee benefit plans of Bancorp, either party's employee benefit plans may be terminated, frozen, modified or merged into the other party's plans on or after the Effective Date in accordance with applicable laws and regulations and the provisions of the IRC, as determined by mutual agreement of the parties or by Bancorp. On the Effective Date, Mid-Peninsula and Cupertino employees that become employees of Bancorp will commence participation in Bancorp's employee benefit plans in accordance with the terms and conditions provided under such plans; provided, however, that each employee of Mid-Peninsula and each employee of Cupertino who becomes an employee of Bancorp ("Transferred Employee") shall receive credit for his or her years of service with Mid-Peninsula or Cupertino, as applicable, for purposes of eligibility and vesting under Bancorp's employee benefit plans; provided, further, that each Transferred Employee who elects coverage under Bancorp's indemnity health plan within thirty (30) days after coverage is extended to him or her shall not be subject to any pre-existing condition limitation under such indemnity health plan.

           p.    Changes in Capital Stock; Dividends. On or after the date
                 -----------------------------------
hereof and at or prior to the Effective Time of the Merger, except with the prior written consent of the other party or as otherwise provided in this Agreement and the Merger Agreement:

                 (i) Neither party shall amend its Articles of Incorporation or the Articles of Incorporation or Association of its subsidiary, as the case may be, or Bylaws of either party or its subsidiary; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, grant, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity), shares of or securities convertible into, capital stock or other equity securities of their respective companies, or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option relating to or right to acquire shares of their capital stock or other equity security; or agree to do any of the foregoing, except as expressly provided herein. Nothing herein shall prohibit the issuance of shares upon exercise of options granted under the Mid-Peninsula Stock Option Plan or Cupertino Stock Option Plans and outstanding at the time this Agreement is executed; and

                 (ii) Neither party shall declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly or semi-annual cash dividends on its common stock in amounts substantially equivalent to cash dividends paid in the two years prior to the date hereof (it being understood that declaration of a quarterly or semi-annual cash dividend equal to the most recent previous quarterly or semi-annual cash dividend will be deemed to meet this standard).

           q.    Access to Properties, Books and Records; Confidentiality. Prior
                 --------------------------------------------------------
to the Effective Time of the Merger, each party shall give the other party and its counsel, accountants and agents, full access during normal business hours and upon reasonable request, to all of its properties, books, contracts, commitments and records including, but not limited to, the corporate, financial and operational records, papers, reports, instructions, procedures, tax returns and filings tax settlement letters, material contracts or commitments, regulatory examinations and correspondences, and shall allow the other party to make copies of such materials and shall furnish the other party with all such information concerning its affairs as the other party may reasonably request. Each party shall also use its best efforts to cause its independent accountants to make available to the other party, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, such independent accountants' work papers and documentation relating to its work papers and its audits of the books and records of each party. The availability or actual delivery of such information about either party shall not affect the covenants, representations and warranties of either party contained in this Agreement and in the Merger Agreement. Each party shall use its best efforts to cause its officers, directors, employees, auditors, and attorneys to cooperate with the other in its reasonable requests for information. Each party shall treat as confidential all such information in the same manner as each party treats similar confidential information of its own, and if this Agreement is terminated, each party shall continue to treat all such information as confidential and to cause its employees to keep all such information confidential and shall return such documents theretofore delivered by the other party as the other party shall request, and shall use such information, or cause it to be used, solely for the purposes of evaluating and completing the transactions contemplated hereby; provided that each party may disclose any such information to the extent required by federal or state securities laws or otherwise required by any government agency or regulatory authority, or by generally accepted accounting principles. The foregoing confidentiality obligations shall not apply in respect of any information publicly available or to any information previously known to the party in question, the use of which is not otherwise restricted. Notwithstanding the foregoing, the parties agree to comply with the terms and provisions of that certain Confidentiality Agreement entered into between the parties dated May 8, 1996, and any inconsistency between the terms and provisions of that Confidentiality Agreement and the foregoing provisions shall be resolved in favor of the terms and provisions contained in the Confidentiality Agreement.

           r.    Loan Performance.  From and after the date of this Agreement
                 ----------------
until the Effective Date, each party will provide to the other the following reports for each such month concurrent with the distribution of the monthly board report materials for the respective Boards of Directors of MPB and CNB:

                 (i) a status report on all loans classified as substandard, doubtful or loss;

                 (ii)  past due reports by loan;

                 (iii)  non-accrual reports by loan;

                 (iv)  loss reports by loan;

                 (v)  restructured loans reports; and

                 (vi) quarterly call reports submitted to regulators during such month, if any.

           s.    Loan Review. Prior to the Effective Date, each party will
                 -----------
submit to the other party (for such party's information only) a loan approval/credit write-up document for any loan that is all of the following: (i) a new loan, or a restructured (SFAS 15) loan, or a renewal of an existing loan previously classified by management or internal policy or procedure of either party or their subsidiaries, or by any outside review examiner, accountant or any bank regulatory authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," or "Loss," or classified using categories or words with similar import, and (ii) in a commitment amount over $1,000,000 or when the aggregate debt of the borrower and its affiliates and/or related interests will exceed $1,000,000.

           t.    Preparation of Joint Proxy Statement/Prospectus. Cupertino
                 -----------------------------------------------
shall cooperate with Mid-Peninsula in the preparation pursuant to Section 6 hereof of a joint proxy statement and prospectus of Mid-Peninsula to be sent to the shareholders of Mid-Peninsula and Cupertino (the proxy materials and prospectus, together with any amendments or supplements thereto, being herein referred to as the "Joint Proxy Statement/Prospectus").


4.   REPRESENTATIONS AND WARRANTIES OF CUPERTINO.
     -------------------------------------------

     In the following representations and warranties, all references to assets, liabilities, properties, rights, obligations, financial condition, operations, knowledge, information and other characteristics of Cupertino shall be deemed to include reference to those characteristics of CNB on a consolidated basis, except as the context otherwise indicates or requires. Cupertino represents and warrants to Mid-Peninsula that, except as set forth on a Schedule delivered to Mid-Peninsula on or before the Document Delivery Date, in form and substance satisfactory to Mid-Peninsula and corresponding in number with the applicable section:

           a.    Corporate Status and Power to Enter Into Agreements. (i)
                 ---------------------------------------------------
Cupertino is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the Cupertino shareholders, Cupertino has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) CNB holds a currently valid license issued by the OCC to engage in the commercial banking business in California at the locations at which it is licensed and currently conducts business, and (iv) neither Cupertino nor CNB is subject to any directive, resolution, memorandum of understanding or order of the FDIC, FRB, OCC or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Cupertino or CNB nor the location of their properties requires either of them to be licensed to do business in any jurisdiction other than the State of California. CNB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

           b.    Articles, Bylaws, Books and Records. The copies of the Articles
                 -----------------------------------
of Incorporation and Articles of Association and Bylaws of Cupertino and CNB, respectively, heretofore delivered to Mid-Peninsula are complete and accurate copies thereof as in effect on the date hereof. The minute books of Cupertino and CNB made available to Mid-Peninsula contain a complete and accurate record of all meetings of Cupertino's and CNB's respective Boards of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Cupertino and CNB fairly reflect the material transactions to which Cupertino and CNB are parties or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

           c.    Compliance With Laws, Regulations and Decrees. Cupertino and
                 ---------------------------------------------
CNB (i) have the corporate power to own or lease their properties and to conduct their business as currently conducted, (ii) have complied in all material respects with, and are not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of their business and the ownership of their properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of Cupertino or CNB or is not likely to otherwise have a material adverse effect on Cupertino and CNB taken as a whole, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all government and regulatory authorities which are necessary to the business and operations of Cupertino and CNB as now being conducted.

           d.    Capitalization. The authorized capital stock of Cupertino
                 --------------
consists of 6,000,000 shares of Cupertino common stock, no par value, of which 1,882,547 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding, and 4,000,000 shares of Cupertino preferred stock of which no shares are outstanding. Said stock has been offered, sold and issued in compliance with all applicable securities laws. There are currently outstanding options to purchase 341,382 shares of Cupertino common stock, at a weighted average exercise price of $7.87 per share, issued pursuant to the Cupertino Stock Option Plans. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate Cupertino to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Cupertino common stock or any other equity security of Cupertino, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Cupertino common stock or any other equity security of Cupertino. The outstanding common stock of Cupertino is registered with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(g) of the 1934 Act. Cupertino owns all of the outstanding equity securities of CNB. Except as collateral for outstanding loans held in their loan portfolios, neither Cupertino nor CNB owns, directly or indirectly, any equity interest in any bank (other than Cupertino's ownership of CNB), corporation or other entity.

           e.    Trademarks and Trade Names.  To the best of the knowledge of
                 --------------------------
Cupertino, Cupertino and CNB (i) own and have the exclusive right to use all trademarks, trade names, patents, copyrights, service marks, trade secrets, or other intellectual property rights (collectively, "Intellectual Property Rights") used in or necessary for the conduct of their businesses as now or heretofore conducted; and (ii) are not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by Cupertino or CNB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

           f.    Financial Statements, Regulatory Reports. No financial
                 ----------------------------------------
statement or other document provided or to be provided to Mid-Peninsula as required by Section 3.3(j) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. Cupertino and CNB have filed all material documents and reports required to be filed by them with the FDIC, FRB, OCC, the Commission and any other government agency or regulatory authority having jurisdiction over their business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to Cupertino and CNB required by government agencies and regulatory authorities having jurisdiction over Cupertino or CNB has been taken. Except as disclosed in such statements, reports or documents, neither Cupertino nor

CNB has received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (i) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (ii) threatening to revoke any license, franchise, permit or government authorization. Cupertino and CNB have paid all assessments made or imposed by any government agency. Cupertino has delivered to Mid-Peninsula copies of all annual management letters and opinions, and has made available to Mid-Peninsula for inspection all reviews, correspondence and other documents in the files of Cupertino prepared by Coopers & Lybrand LLP or any other certified public accountant engaged by Cupertino and delivered to Cupertino since December 31, 1990. The financial records of Cupertino have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Cupertino in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Cupertino.

           g.    Tax Returns.
                 -----------

                 (i) Cupertino and/or CNB has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by either of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. Cupertino and/or CNB has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to Mid-Peninsula. Cupertino and/or CNB has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against Cupertino and/or CNB for any alleged deficiency in the payment of any taxes, and Cupertino does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by Cupertino or CNB or to the best of Cupertino's knowledge, of any real property leased by Cupertino or CNB.

                 (ii) Cupertino has heretofore delivered to Mid-Peninsula copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991.

                 (iii) No consent has been filed relating to Cupertino pursuant to Section 341(f) of the IRC.

           h.    Material Adverse Change. Except as heretofore disclosed in
                 -----------------------
writing by Cupertino to Mid-Peninsula, since December 31, 1995, there has been
(i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Cupertino or CNB (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of Cupertino or CNB that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause
(h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of Cupertino and CNB, except in the Ordinary Course of Business; and (v) no disposition by Cupertino or CNB of one or more assets that, individually or in the aggregate, are material to Cupertino or CNB, except sales of assets in the Ordinary Course of Business.

           i.    No Undisclosed Liabilities. Except for items for which reserves
                 --------------------------
have been established in the unaudited balance sheets of Cupertino as of March 31, 1996, Cupertino has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by Cupertino or CNB entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by Cupertino or CNB, to cause Cupertino or CNB to repurchase such loan or other asset or to pursue any other form of recourse against Cupertino or CNB. Neither Cupertino nor CNB has knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the Cupertino Shares has been declared, set aside or paid, nor have any of the Cupertino Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by Cupertino since December 31, 1995.

           j.    Properties and Leases.
                 ---------------------

                 (i) Cupertino and CNB have good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the Cupertino balance sheet as of March 31, 1996 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since March 31, 1996, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the Cupertino balance sheet as of March 31, 1996, or as currently shown on the books and records of Cupertino and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to Mid-Peninsula. All tangible properties of Cupertino and CNB conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of Cupertino and CNB are in a good state of maintenance and repair and are adequate for the current business of Cupertino and CNB. No properties of Cupertino and CNB, and, to the best of Cupertino's knowledge, no properties in which Cupertino or CNB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of Cupertino's knowledge, neither Cupertino nor CNB owns, possesses or has a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by Cupertino or CNB and held as security for a loan or in which Cupertino or CNB otherwise has an interest, neither Cupertino or CNB has controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                 (ii) All properties held by Cupertino or CNB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Cupertino or CNB, and Cupertino and CNB enjoy quiet and peaceful possession of such leased property. Neither Cupertino nor CNB is in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                 (iii) Except as disclosed to Mid-Peninsula in writing, all of Cupertino's and CNB's rights and obligations under the leases referred to in
Section 4(j)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Merger Agreement. Where required, Cupertino and CNB shall obtain, prior to the Effective Date, the consent of such parties to such transaction.

           k.    Material Contracts. Except as previously disclosed to Mid-
                 ------------------
Peninsula in writing and excluding loans, lines of credit, loan commitments or letters of credit to which Cupertino or CNB is a party, neither Cupertino nor CNB is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to Cupertino or CNB of more than $20,000 and which is made for a fixed period expiring more than one year from the date hereof, and neither Cupertino nor CNB is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to Mid-Peninsula pursuant to this Section 4(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

           l.    Classified Loans. Except as previously disclosed to Mid-
                 ----------------
Peninsula in writing, there are no loans presently owned by Cupertino or CNB that have been classified by Cupertino or CNB management or Cupertino or CNB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified shall have been charged off to the extent required. Cupertino and CNB regularly review and appropriately classify their loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of Cupertino and CNB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to Mid-Peninsula in writing or reserved for in the unaudited balance sheet of Cupertino as of March 31, 1996, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Neither Cupertino nor CNB has any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Cupertino and CNB.

           m.    Restrictions on Investments. Except for pledges to secure
                 ---------------------------
public and trust deposits and repurchase agreements in the Ordinary Course of Business, none of the investments reflected in the Cupertino balance sheet as of March 31, 1996, and none of the investments made by Cupertino or CNB since March 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Cupertino or CNB to freely dispose of such investment at any time.

           n.    Employment Benefit Plans/ERISA.
                 ------------------------------

                 (i) Cupertino has provided to Mid-Peninsula an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of Cupertino and CNB (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to Mid-Peninsula any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                 (ii) All contributions, premiums or other payments due from Cupertino and CNB to (or under) any Employee Plans have been fully paid or adequately provided for on Cupertino's audited financial statements for the year ended December 31, 1995 or unaudited financial statements for the three months ended March 31, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                 (iii) Cupertino has disclosed in writing to Mid-Peninsula the names of each director, officer and employee of Cupertino and CNB; and

                 (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                 (v) Cupertino and CNB have not offered in the past health benefits for retired employees; and

                 (vi) Each Employee Plan is in full force and effect, and neither Cupertino, CNB nor any other party is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                 (vii) Cupertino has provided to Mid-Peninsula a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of Cupertino or CNB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

           o.    Collective Bargaining and Employment Agreements. Except as
                 -----------------------------------------------
provided in this Agreement or as previously disclosed to Mid-Peninsula in writing, neither Cupertino nor CNB has any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by Cupertino or CNB without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between Cupertino or CNB and any current or former employees, and to the best of Cupertino's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

           p.    Compensation of Officers and Employees.  Except as previously
                 --------------------------------------
disclosed to Mid-Peninsula in writing, (i) no officer or employee of Cupertino or CNB is receiving aggregate direct remuneration at a rate exceeding $60,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Merger Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Cupertino, CNB or Mid-Peninsula to any employee of Cupertino or CNB.

           q.    Legal Actions and Proceedings. Except as previously disclosed
                 -----------------------------
to Mid-Peninsula in writing, neither Cupertino nor CNB is a party to, or so far as known to either of them, threatened with, and to Cupertino's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and neither Cupertino nor CNB is subject to any potential adverse claim, the outcome of which could involve the payment or receipt by Cupertino or CNB of any amount in excess of $50,000, unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Cupertino or CNB of a monetary amount, which could materially adversely affect Cupertino or CNB or their business or property or the transactions contemplated hereby. Cupertino has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of Cupertino, threatened against Cupertino or CNB.

           r.    Execution and Delivery of the Agreement.
                 ---------------------------------------

                 (i) The execution and delivery of this Agreement and the Merger Agreement have been duly authorized by the Board of Directors of Cupertino and, when the principal terms of the Merger, this Agreement and the Merger Agreement have been duly approved by the affirmative vote of the holders of a majority of the outstanding Cupertino

Shares at a meeting of shareholders duly called and held, the Merger, this Agreement and the Merger Agreement will be duly and validly authorized by all necessary corporate action on the part of Cupertino.

                 (ii) This Agreement has been duly executed and delivered by Cupertino and (assuming due execution and delivery by Mid-Peninsula) constitutes, and the Merger Agreement, upon its execution and delivery by Cupertino (and assuming due execution and delivery by Mid-Peninsula) will constitute, a legal and binding obligation of Cupertino in accordance with its terms.

                 (iii) The execution and delivery by Cupertino of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Incorporation or Articles of Association or Bylaws of Cupertino or CNB, respectively, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite Cupertino shareholder approval referred to in Section 4(r)(i) hereof, (3) due registration of the Bancorp Shares under the 1933 Act, and (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Cupertino or CNB is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Cupertino or CNB is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Cupertino or CNB.

           s.    Retention of Broker or Consultant.  No broker, agent, finder,
                 ---------------------------------
consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by Cupertino or CNB or is entitled to be paid based upon any agreements, arrangements or understandings made by Cupertino or CNB in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, except that Cupertino has engaged the firm of Sutro & Co. Incorporated to render an opinion regarding the fairness of the consideration to be received by Cupertino shareholders in the Merger. Cupertino has provided Mid-Peninsula with a true and accurate copy of its agreement(s) with Sutro & Co. Incorporated.

           t.    Insurance.  Cupertino and CNB are and continuously since their
                 ---------
inception have been, insured with reputable insurers against all risks normally insured against by bank holding companies and banks, and all of the insurance policies and bonds maintained by Cupertino and CNB are in full force and effect, Cupertino and CNB are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of Cupertino and CNB, such insurance coverage is adequate for Cupertino and CNB. Since December 31, 1995, there has not been any damage to, destruction of, or loss of any assets of Cupertino or CNB not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of Cupertino or CNB.

           u.    Loan Loss Reserves. The allowance for loan losses in the
                 ------------------
Cupertino balance sheets dated December 31, 1995, March 31, 1996, and as of the Determination Date are and will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries. Cupertino has disclosed to Mid-Peninsula in writing prior to the date hereof, and will promptly inform Mid-Peninsula of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of Cupertino and CNB, that have been classified as of the date hereof or hereafter by Cupertino or CNB management or Cupertino or CNB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Notwithstanding the above, Cupertino shall be under no obligation to disclose to Mid-Peninsula any such classification by any bank regulatory authority where such disclosure would violate any obligation of confidentiality of Cupertino or CNB imposed by such bank regulatory authority. Cupertino has furnished and will continue to furnish to Mid-Peninsula true and accurate information concerning the loan portfolio of Cupertino and CNB, and no material information with respect to the loan portfolio has been or will be withheld from Mid-Peninsula.

           v.    Transactions With Affiliates.  Except in the Ordinary Course of
                 ----------------------------
Business, neither Cupertino nor CNB has extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of Cupertino or CNB, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. Neither Cupertino nor CNB has entered into any other transactions with the employees or directors of Cupertino or CNB or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to Mid-Peninsula. Any such transactions have been on terms no less favorable to Cupertino and CNB than those which would prevail in an arms-length transaction with an independent third party. Neither Cupertino nor CNB has violated any applicable regulation of any government agency or regulatory authority having jurisdiction over Cupertino or CNB in connection with any such transactions described in this subsection v.

           w.    Information in Mid-Peninsula Registration Statement. The
                 ---------------------------------------------------
information pertaining to Cupertino which has been or will be furnished to Mid-Peninsula for or on behalf of Cupertino for inclusion in the Mid-Peninsula Registration Statement and the Joint Proxy Statement/Prospectus, or in the applications to be filed to obtain the Government Approvals (the "Applications"), does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of Cupertino included in the Mid-Peninsula Registration Statement and the Joint Proxy Statement/Prospectus, or the Applications, will present fairly the financial condition and results of operations of Cupertino at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Cupertino shall promptly advise Mid-Peninsula in writing if prior to the Effective Time of the Merger Cupertino shall obtain knowledge of any facts that would make it necessary to amend or supplement the Mid-Peninsula Registration Statement, the Joint Proxy Statement/Prospectus or any Application, in order to make the statements therein not misleading or to comply with applicable law or regulation.

           x.    Accuracy and Effective Date of Representations and Warranties,
                 --------------------------------------------------------------
Covenants and Agreements.  Each representation, warranty, covenant and agreement
- ------------------------
of Cupertino set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in a Schedule corresponding in number with the applicable section of such representation or warranty and delivered on or before the Document Delivery Date, and upon such delivery it shall be deemed made on and as of the date of delivery), the Closing Date and the Effective Time of the Merger. No representation or warranty by Cupertino, and no statement by Cupertino in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Mid-Peninsula.


5.   REPRESENTATIONS AND WARRANTIES OF MID-PENINSULA.
     -----------------------------------------------

     In the following representations and warranties, all references to assets, liabilities, properties, rights, obligations, financial condition, operations, knowledge, information and other characteristics of Mid-Peninsula shall be deemed to include reference to those characteristics of MPB on a consolidated basis, except as the context otherwise indicates or requires. Mid-Peninsula represents and warrants to Cupertino that, except as set forth on a Schedule delivered to Cupertino on or before the Document Delivery Date, in form and substance satisfactory to Cupertino and corresponding in number with the applicable section:

           a.    Corporate Status and Power to Enter Into Agreements.  (i) Mid-
                 ---------------------------------------------------
Peninsula is a corporation duly incorporated, validly existing and in good standing under California law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, (ii) subject to obtaining the Government Approvals and approval of the principal terms of the Merger by the Mid-Peninsula shareholders, Mid-Peninsula has all necessary corporate power to enter into this Agreement and the Merger Agreement and to carry out all of the terms and provisions hereof and thereof to be carried out by it, (iii) MPB holds a currently valid license issued by the Superintendent to engage in the commercial banking business in California at the locations at which it is licensed and currently conducts business, and (iv) neither Mid-Peninsula nor MPB is subject to any directive, resolution, memorandum of understanding or order of the FDIC, FRB, Superintendent or any other regulatory authority having jurisdiction over its business or any of its assets or properties. Neither the scope of the business of Mid-Peninsula or MPB nor the location of their properties requires either of them to be licensed to do business in any jurisdiction other than the State of California. MPB's deposits are insured by the FDIC to the maximum extent permitted by applicable law and regulation.

           b.    Articles, Bylaws, Books and Records. The copies of the Articles
                 -----------------------------------
of Incorporation and Bylaws of Mid-Peninsula and MPB, respectively, heretofore delivered to Cupertino are complete and accurate copies thereof as in effect on the date hereof. The minute books of Mid-Peninsula and MPB made available to Cupertino contain a complete and accurate record of all meetings of Mid-Peninsula's and MPB's respective Boards of Directors (and committees thereof) and shareholders. The corporate books and records (including financial statements) of Mid-Peninsula and MPB fairly reflect the material transactions to which Mid-Peninsula and MPB are parties or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

           c.    Compliance With Laws, Regulations and Decrees. Mid-Peninsula
                 ---------------------------------------------
and MPB (i) have the corporate power to own or lease their properties and to conduct their business as currently conducted, (ii) have complied in all material respects with, and are not in material default of any laws, regulations, ordinances, orders or decrees applicable to the conduct of their business and the ownership of their properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of Mid-Peninsula or MPB or is not likely to otherwise have a material adverse effect on Mid-Peninsula and MPB taken as a whole, (iii) have not failed to file with the proper federal, state, local or other authorities any material report or other document required to be filed, and (iv) have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all government agencies and regulatory authorities which are necessary to the business and operations of Mid-Peninsula and MPB as now being conducted.

           d.    Capitalization.  The authorized capital stock of Mid-Peninsula
                 --------------
consists of 6,000,000 shares of Mid-Peninsula common stock, no par value, of which 1,608,443 shares are duly authorized, validly issued, fully paid and nonassessable and currently outstanding, and 4,000,000 shares of Mid-Peninsula preferred stock of which no shares are outstanding. Said stock has been offered, sold and issued in compliance with all applicable securities laws. There are currently outstanding options to purchase 278,538 shares of Mid-

Peninsula common stock, at a weighted average exercise price of $12.84 per share, issued pursuant to the Mid-Peninsula Stock Option Plan. Said options were issued and, upon issuance in accordance with the terms of the outstanding options said shares shall be issued, in compliance with all applicable securities laws. Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate Mid-Peninsula to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any Bancorp common stock or any other equity security of Mid-Peninsula, or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of Bancorp common stock or any other equity security of Mid-Peninsula. The outstanding common stock of Mid-Peninsula is registered with the Securities and Exchange Commission (the "Commission") pursuant to Section 12(g) of the 1934 Act. Mid-Peninsula owns all of the outstanding equity securities of MPB. Except as collateral for outstanding loans held in their loan portfolios, neither Mid-Peninsula nor MPB owns, directly or indirectly, any equity interest in any bank (other than Mid-Peninsula's ownership of MPB), corporation or other entity.

           e.    Trademarks and Trade Names. To the best of the knowledge of
                 --------------------------
Mid-Peninsula, Mid-Peninsula and MPB (i) own and have the exclusive right to use all Intellectual Property Rights used in or necessary for the conduct of their businesses as now or heretofore conducted; and (ii) are not infringing upon the Intellectual Property Rights of any other person or entity. No claim is pending or threatened by any person or entity against or otherwise affecting the use by Mid-Peninsula or MPB of any Intellectual Property Rights and, to the best of its knowledge, there is no valid basis for any such claim.

           f.    Financial Statements, Regulatory Reports. No financial
                 ----------------------------------------
statement or other document provided or to be provided to Cupertino as required by Section 3.3(j) hereof, as of the date of such document, contained, or as to documents to be delivered after the date hereof, will contain, any untrue statement of a material fact, or, at the date thereof, omitted or will omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements were or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify contrary information as of any earlier date. Mid-Peninsula and MPB have filed all material documents and reports required to be filed by them with the FDIC, FRB, Superintendent, the Commission and any other government agency or regulatory authority having jurisdiction over their business, assets or properties. All such reports conform in all material respects with the requirements promulgated by such government agencies and regulatory authorities. All compliance or corrective action relating to Mid-Peninsula and MPB required by government agencies and regulatory authorities having jurisdiction over Mid-Peninsula or MPB has been taken. Except as disclosed in such statements, reports or documents, neither Mid-Peninsula nor MPB has received any notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory authority or the staff thereof (a) asserting that it is not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (b) threatening to revoke any license, franchise, permit or government authorization. Mid-Peninsula and MPB have paid all assessments made or imposed by any government agency. Mid-Peninsula has delivered to Cupertino copies of all annual management letters and opinions, and has made available to Cupertino for inspection all reviews, correspondence and other documents in the files of Mid-Peninsula prepared by KPMG Peat Marwick LLP or any other certified public accountant engaged by Mid-Peninsula and delivered to Mid-Peninsula since December 31, 1990. The financial records of Mid-Peninsula have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with generally accepted accounting principles at the time in effect. The data processing equipment, data transmission equipment, related peripheral equipment and software used by Mid-Peninsula in the operation of its business to generate and retrieve its financial records are adequate for the current needs of Mid-Peninsula.

           g.    Tax Returns.
                 -----------

                 (i) Mid-Peninsula and/or MPB has timely filed all federal, state, county, local and foreign tax returns required to be filed by it, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required or requested to be filed by either of them, and each such return, report or other information was, when filed, complete and accurate in all material respects. Mid-Peninsula and/or MPB has paid all taxes, fees and other government charges, including any interest and penalties thereon, when they have become due, except those that are being contested in good faith, which contested matters have been disclosed to Cupertino. Mid-Peninsula and/or MPB has not been requested to give nor has it given any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by it for any period. There are no claims pending against Mid-Peninsula and/or MPB for any alleged deficiency in the payment of any taxes, and Mid-Peninsula does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes. There have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of applicable provisions of the California Constitution, of any real property owned in whole or in part by Mid-Peninsula or MPB or to the best of Mid-Peninsula's knowledge, of any real property leased by Mid-Peninsula or MPB.

                 (ii) Mid-Peninsula has heretofore delivered to Cupertino copies of all its tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991.

                 (iii) No consent has been filed relating to Mid-Peninsula pursuant to Section 341(f) of the IRC.

           h.    Material Adverse Change. Except as heretofore disclosed in
                 -----------------------
writing by Mid-Peninsula to Cupertino, since December 31, 1995, there has been
(i) no material adverse change in the business, assets, licenses, permits, franchises, results of operations or financial condition of Mid-Peninsula or MPB (whether or not in the Ordinary Course of Business), (ii) no change in any of the assets, licenses, permits or franchises of Mid-Peninsula or MPB that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iii) no damage, destruction, or other casualty loss (whether or not covered by insurance) that has had or can reasonably be expected to have a material adverse effect on any of the items listed in clause (h)(i) above, (iv) no amendment, modification, or termination of any existing, or entering into of any new, contract, agreement, plan, lease, license, permit or franchise that is material to the business, financial condition, assets, liabilities or operations of Mid-Peninsula and MPB, except in the Ordinary Course of Business, and (v) no disposition by Mid-Peninsula or MPB of one or more assets that, individually or in the aggregate, are material to Mid-Peninsula or MPB, except sales of assets in the Ordinary Course of Business.

           i.    No Undisclosed Liabilities. Except for items for which reserves
                 --------------------------
have been established in the unaudited balance sheets of Mid-Peninsula as of March 31, 1996, Mid-Peninsula has not incurred or discharged, and is not legally obligated with respect to, any indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), other than as a result of operations in the Ordinary Course of Business after such date. No agreement pursuant to which any loans or other assets have been or will be sold by Mid-Peninsula or MPB entitles the buyer of such loans or other assets, unless there is a material breach of a representation or covenant by Mid-Peninsula or MPB, to cause Mid-Peninsula or MPB to repurchase such loan or other asset or to pursue any other form of recourse against Mid-Peninsula or MPB. Neither Mid-Peninsula nor MPB has knowingly made or shall make any representation or covenant in any such agreement that contained or shall contain any untrue statement of a material fact or omitted or shall omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such representations and/or covenants were made or shall be made, not misleading. No cash, stock or other dividend or any other distribution with respect to the Bancorp Shares has been declared, set aside or paid, nor have any of the Bancorp Shares been purchased, redeemed or otherwise acquired, directly or indirectly, by Mid-Peninsula since May 22, 1996.

           j.    Properties and Leases.
                 ---------------------

                 (i) Mid-Peninsula and MPB have good and marketable title, free and clear of all liens and encumbrances and the right of possession, subject to existing leaseholds, to all real properties and good title, free and clear of all liens and encumbrances, to all other property and assets, tangible and intangible, reflected in the Mid-Peninsula balance sheet as of March 31, 1996 (except property held as lessee under leases disclosed in writing prior to the date hereof and except personal property sold or otherwise disposed of since March 31, 1996, in the Ordinary Course of Business), except for (a) liens for taxes or assessments not delinquent, (b) such other liens and encumbrances and imperfections of title as do not materially affect the value of such property as reflected in the Mid-Peninsula balance sheet as of March 31, 1996, or as currently shown on the books and records of Mid-Peninsula and which do not interfere with or impair its present and continued use, or (c) exceptions disclosed in title reports and preliminary title reports, copies of which have been provided to Cupertino. All tangible properties of Mid-Peninsula and MPB conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of Mid-Peninsula and MPB are in a good state of maintenance and repair and are adequate for the current business of Mid-Peninsula and MPB. No properties of Mid-Peninsula and MPB, and, to the best of Mid-Peninsula's knowledge, no properties in which Mid-Peninsula or MPB holds a collateral or contingent interest or purchase option, are the subject of any pending or threatened investigation, claim or proceeding relating to the use, storage or disposal on such property of or contamination of such property by any toxic or hazardous waste material or substance. To the best of Mid-Peninsula's knowledge, neither Mid-Peninsula nor MPB owns, possesses or has a collateral or contingent interest or purchase option in any properties or other assets which contain or have located within or thereon any hazardous or toxic waste material or substance unless the location of such hazardous or toxic waste material or other substance or its use thereon conforms in all material respects with all federal, state and local laws, rules, regulations or other provisions regulating the discharge of materials into the environment. As to any real property not owned or leased by Mid-Peninsula or MPB and held as security for a loan or in which Mid-Peninsula or MPB otherwise has an interest, neither Mid-Peninsula or MPB has controlled, directed or participated in the operation or management of any such real property or any facilities or enterprise conducted thereon, such that it has become an owner or operator of such real property under applicable environmental laws.

                 (ii) All properties held by Mid-Peninsula or MPB under leases are held under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of Mid-Peninsula or MPB, and Mid-Peninsula and MPB enjoy quiet and peaceful possession of such leased property. Neither Mid-Peninsula nor MPB is in material default in any respect under any material lease, agreement or obligation regarding its properties to which it is a party or by which it is bound.

                 (iii) Except as disclosed to Cupertino in writing, all of Mid-Peninsula's and MPB's rights and obligations under the leases referred to in
Section 5(j)(ii) above do not require the consent of any other party to the transaction contemplated by this Agreement and the Merger Agreement. Where required, Mid-Peninsula and MPB shall obtain, prior to the Effective Date, the consent of such parties to such transactions.

           k.    Material Contracts. Except as previously disclosed to Cupertino
                 ------------------
in writing and excluding loans, lines of credit, loan commitments or letters of credit to which

Mid-Peninsula or MPB is a party, neither Mid-Peninsula nor MPB is a party to or bound by any contract or other agreement made in the Ordinary Course of Business which involves aggregate future payments by or to Mid-Peninsula or MPB of more than $20,000 and which is made for a fixed period expiring more than one year from the date hereof, and neither Mid-Peninsula nor MPB is a party to or bound by any agreement not made in the Ordinary Course of Business which is to be performed at or after the date hereof. Each of the contracts and agreements disclosed to Cupertino pursuant to this Section 5(k) is a legal and binding obligation (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) exists with respect thereto.

           l.    Classified Loans. Except as previously disclosed to Cupertino
                 ----------------
in writing, there are no loans presently owned by Mid-Peninsula or MPB that have been classified by Mid-Peninsula or MPB management or Mid-Peninsula or MPB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import and all loans or portions thereof so classified have been charged off to the extent required. Mid-Peninsula and MPB regularly review and appropriately classify their loans in accordance with all applicable legal and regulatory requirements and generally accepted banking practices. All loans and investments of Mid-Peninsula and MPB are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as disclosed to Cupertino in writing or reserved for in the unaudited balance sheet of Mid-Peninsula as of March 31, 1996, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. Neither Mid-Peninsula nor MPB has any extensions of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of Mid-Peninsula and MPB.

           m.    Restrictions on Investments. Except for pledges to secure
                 ---------------------------
public and trust deposits and repurchase agreements in the Ordinary Course of Business, none of the investments reflected in the Mid-Peninsula balance sheet as of March 31, 1996, and none of the investments made by Mid-Peninsula or MPB since March 31, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of Mid-Peninsula or MPB to freely dispose of such investment at any time.

           n.    Employment Benefit Plans/ERISA.
                 ------------------------------

                 (i) Mid-Peninsula has provided to Cupertino an accurate list setting forth all bonus, incentive compensation, profit-sharing, pension, retirement, stock purchase, stock option, deferred compensation, severance, hospitalization, medical, dental, vision, group insurance, death benefit, disability and other fringe benefit plans, trust agreements, arrangements and commitments of Mid-Peninsula and MPB (including but not limited to any such plans, agreements, arrangements and commitments applicable to former employees or retired employees, or for which such persons are eligible) (collectively, "Employee Plans"), if any, together with copies of all such Employee Plans that are documented and any and all contracts of employment, and has made available to Cupertino any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such Employee Plans and contracts; and

                 (ii) All contributions, premiums or other payments due from Mid-Peninsula and MPB to (or under) any Employee Plans have been fully paid or adequately provided for on Mid-Peninsula's audited financial statements for the year ended December 31, 1995 or unaudited financial statements for the three months ended March 31, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis; and

                 (iii) Mid-Peninsula has disclosed in writing to Cupertino the names of each director, officer and employee of Mid-Peninsula and MPB; and

                 (iv) The Employee Plans have been administered where required in substantial compliance with ERISA, the IRC and the terms of such Employee Plans, and there is no pending or threatened litigation relating to any such Employee Plan; and

                 (v) Mid-Peninsula and MPB have not offered in the past health benefits for retired employees; and

                 (vi) Each Employee Plan is in full force and effect, and neither Mid-Peninsula, MPB nor any other party is in material default under any of them, and there have been no claims of default and there are no facts or conditions which if continued, or on notice, will result in a material default under any Employee Plans; and

                 (vii) Mid-Peninsula has provided to Cupertino a list of all agreements or other understandings pursuant to which the consummation of the transactions contemplated hereby will (a) entitle any current or former employee or officer of Mid-Peninsula or MPB to severance pay, unemployment compensation or any other payment, or (b) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

           o.    Collective Bargaining and Employment Agreements. Except as
                 -----------------------------------------------
provided in this Agreement or as previously disclosed to Cupertino in writing, neither Mid-Peninsula nor MPB has any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management, or any management or consultation agreement not terminable at will by Mid-Peninsula or MPB without liability and no such contract or agreement has been requested by, or is under discussion by management with, any group of employees, any member of management or any other person. There are no material controversies pending between Mid-Peninsula or MPB and any current or former employees, and to the best of Mid-Peninsula's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

           p.    Compensation of Officers and Employees.  Except as previously
                 --------------------------------------
disclosed to Cupertino in writing, (i) no officer or employee of Mid-Peninsula or MPB is receiving aggregate direct remuneration at a rate exceeding $60,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement and the Merger Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Mid-Peninsula, MPB or Cupertino to any employee of Mid-Peninsula or MPB.

           q.    Legal Actions and Proceedings. Except as previously disclosed
                 -----------------------------
to Cupertino in writing, neither Mid-Peninsula nor MPB is a party to, or so far as known to either of them, threatened with, and to Mid-Peninsula's knowledge, there is no reasonable basis for, any legal action or other proceeding or investigation before any court, any arbitrator of any kind or any government agency, and neither Mid-Peninsula nor MPB is subject to any potential adverse claim, the outcome of which could involve the payment or receipt by Mid-Peninsula or MPB of any amount in excess of $50,000, unless an insurer has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by Mid-Peninsula or MPB of a monetary amount, which could materially adversely affect Mid-Peninsula or MPB or their business or property or the transactions contemplated hereby. Mid-Peninsula has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing & Economic Development, the California Unemployment Appeals Board, or any federal or state human relations commission or agency. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of Mid-Peninsula, threatened against Mid-Peninsula or MPB.

           r.    Execution and Delivery of the Agreement.
                 ---------------------------------------

                 (i) The execution and delivery of this Agreement and the Merger Agreement have been duly authorized by the Board of Directors of Mid-Peninsula and, when the principal terms of the Merger, this Agreement and the Merger Agreement have been duly approved by the affirmative vote of the holders of a majority of the outstanding Bancorp Shares at a meeting of shareholders duly called and held, the Merger, this Agreement and the Merger Agreement will be duly and validly authorized by all necessary corporate action on the part of Mid-Peninsula.

                 (ii) This Agreement has been duly executed and delivered by Mid-Peninsula and (assuming due execution and delivery by Cupertino) constitutes, and the Merger Agreement, upon its execution and delivery by Mid-Peninsula (and assuming due execution and delivery by Cupertino) will constitute, a legal and binding obligation of Mid-Peninsula in accordance with its terms.

                 (iii) The execution and delivery by Mid-Peninsula of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein contemplated (a) do not violate any provision of the Articles of Incorporation or Bylaws of Mid-Peninsula or MPB, respectively, or violate in any material respect any provision of federal or state law or any government rule or regulation (assuming (1) receipt of the Government Approvals, (2) receipt of the requisite Mid-Peninsula shareholder approval referred to in
Section 5(r)(i) hereof, (3) due registration of the Bancorp Shares under the 1933 Act, and (4) receipt of appropriate permits or approvals under state securities or "blue sky" laws, and (b) do not require any consent of any person under, conflict in any material respect with or result in a material breach of, or accelerate the performance required by any of the terms of, any material debt instrument, lease, license, covenant, agreement or understanding to which Mid-Peninsula or MPB is a party or by which it is bound or any order, ruling, decree, judgment, arbitration award or stipulation to which Mid-Peninsula or MPB is subject, or constitute a material default thereunder or result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon any of the properties or assets of Mid-Peninsula or MPB.

           s.    Retention of Broker or Consultant.  No broker, agent, finder,
                 ---------------------------------
consultant or other party (other than legal, compliance, loan auditors and accounting advisors) has been retained by Mid-Peninsula or MPB or is entitled to be paid based upon any agreements, arrangements or understandings made by Mid-Peninsula or MPB in connection with any of the transactions contemplated by this Agreement or the Merger Agreement, except that Mid-Peninsula has engaged the firm of Alex. Brown & Sons Incorporated to act as its financial advisor and to render an opinion regarding the fairness of the Conversion Ratio in the Merger, from a financial point of view, to Mid-Peninsula shareholders. Mid-Peninsula has provided Cupertino with a true and accurate copy of its agreement(s) with Alex. Brown & Sons Incorporated.

           t.    Insurance. Mid-Peninsula and MPB are and continuously since
                 ---------
their inception have been, insured with reputable insurers against all risks normally insured against by bank holding companies and banks, and all of the insurance policies and bonds maintained by Mid-Peninsula and MPB are in full force and effect, Mid-Peninsula and MPB are not in default thereunder and all material claims thereunder have been filed in due and timely fashion. In the best judgment of the management of Mid-Peninsula and MPB, such insurance coverage is adequate for Mid-Peninsula and MPB. Since December 31, 1995, there has not been any damage to, destruction of, or loss of any assets of Mid-Peninsula or MPB not covered by insurance that could materially and adversely affect the business, financial condition, properties, assets or results of operations of Mid-Peninsula or MPB.

           u.    Loan Loss Reserves.  The allowance for loan losses in the Mid-
                 ------------------
Peninsula balance sheets dated December 31, 1995, March 31, 1996, and as of the Determination Date are and will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans, net of recoveries. Mid-Peninsula has disclosed to Cupertino in writing prior to the date hereof, and will promptly inform Cupertino of the amounts of all loans, leases, other extensions of credit or commitments, or other interest-bearing assets of Mid-Peninsula and MPB, that have been classified as of the date hereof or hereafter by Mid-Peninsula or MPB management or Mid-Peninsula or MPB internal policy or procedure, any outside review examiner, accountant or any bank regulatory authority as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," or "Loss" or classified using categories or words with similar import in the case of loans (or that would have been so classified, in the case of other interest-bearing assets, had they been loans). Notwithstanding the above, Mid-Peninsula shall be under no obligation to disclose to Cupertino any such classification by any bank regulatory authority, where such disclosure would violate any obligation of confidentiality of Mid-Peninsula or MPB imposed by such bank regulatory authority. Mid-Peninsula has furnished and will continue to furnish to Cupertino true and accurate information concerning the loan portfolio of Mid-Peninsula and MPB, and no material information with respect to the loan portfolio has been or will be withheld from Cupertino.

           v.    Transactions With Affiliates.  Except in the Ordinary Course of
                 ----------------------------
Business, neither Mid-Peninsula nor MPB has extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of Mid-Peninsula or MPB, or to any spouse or child of any of them, or to any of their "affiliates" or "associates" as such terms are defined in Rule 405 under the 1933 Act. Neither Mid-Peninsula nor MPB has entered into any other transactions with the employees or directors of Mid-Peninsula or MPB or any spouse or child of any of them, or any of their affiliates or associates, except as disclosed in writing to Cupertino. Any such transactions have been on terms no less favorable to Mid-Peninsula and MPB than those which would prevail in an arms-length transaction with an independent third party. Neither Mid-Peninsula nor MPB has violated any applicable regulation of any government agency or regulatory authority having jurisdiction over Mid-Peninsula or MPB in connection with any such transactions described in this subsection v.

           w.    Information in Mid-Peninsula Registration Statement. The
                 ---------------------------------------------------
information pertaining to Mid-Peninsula which has been or will be included in the Mid-Peninsula Registration Statement and the Joint Proxy Statement/Prospectus, or in the Applications to be filed to obtain the Government Approvals, does not and will not contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information of a later date shall be deemed to modify contrary information as of an earlier date. All financial statements of Mid-Peninsula included in the Mid-Peninsula Registration Statement and the

Joint Proxy Statement/Prospectus, or the Applications, will present fairly the financial condition and results of operations of Mid-Peninsula at the dates and for the periods covered by such statements in accordance with generally accepted accounting principles consistently applied throughout the periods covered by such statements. Mid-Peninsula shall promptly advise Cupertino in writing if prior to the Effective Time of the Merger Mid-Peninsula shall obtain knowledge of any facts that would make it necessary to amend or supplement the Mid-Peninsula Registration Statement, the Joint Proxy Statement/Prospectus or any Application, in order to make the statements therein not misleading or to comply with applicable law or regulation.

           x.    Accuracy and Effective Date of Representations and Warranties,
                 --------------------------------------------------------------
Covenants and Agreements.  Each representation, warranty, covenant and agreement
- ------------------------
of Mid-Peninsula set forth in this Agreement shall be deemed to be made on and as of the date hereof (except to the extent that a representation or warranty is qualified as set forth in a Schedule corresponding in number with the applicable section of such representation or warranty and delivered on or before the Document Delivery Date, and upon such delivery it shall be deemed made on and as of the date of delivery), the Closing Date and the Effective Time of the Merger. No representation or warranty by Mid-Peninsula, and no statement by Mid-Peninsula in any certificate, agreement, schedule or other document furnished or to be furnished in connection with the transactions contemplated by this Agreement or the Merger Agreement, was or will be inaccurate, incomplete or incorrect in any material respect as of the date furnished or contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Cupertino.


6.   SECURITIES ACT OF 1933; SECURITIES EXCHANGE ACT OF 1934.
     -------------------------------------------------------

           a.    Preparation and Filing of Registration Statement. Mid-Peninsula
                 ------------------------------------------------
shall promptly prepare and file with the Commission (i) a registration statement on the appropriate form (the "Mid-Peninsula Registration Statement") under and pursuant to the provisions of the 1933 Act for the purpose of registering a sufficient number of Mid-Peninsula Shares to complete the exchange of Bancorp Shares for the outstanding Cupertino Shares pursuant to the Conversion Ratio and the provisions of Section 2.1 above, and (ii) in sufficient time to be effective on or before the Effective Time of the Merger one or more registration statements or amendments to existing registration statements under the 1933 Act for the purpose of registering the maximum number of Bancorp Shares to which the holders of Substitute Options may be entitled pursuant to Section 2.6 above at or after the Effective Time of the Merger. Mid-Peninsula shall promptly prepare a Joint Proxy Statement/Prospectus for the purpose of submitting the principal terms of the Merger, this Agreement and the Merger Agreement to the shareholders of Mid-Peninsula and Cupertino for approval. Cupertino shall cooperate in all reasonable respects with regard to the preparation of the Joint Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus in definitive form is expected to serve as the prospectus to be included in the Mid-Peninsula Registration Statement. Mid-

Peninsula and Cupertino shall each provide promptly to the other such information concerning its business and financial condition and affairs as may be required or appropriate for inclusion in the Mid-Peninsula Registration Statement or the Joint Proxy Statement/Prospectus, and shall cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Mid-Peninsula Registration Statement and the Joint Proxy Statement/Prospectus.

           b.    Effectiveness of Registration Statement. Mid-Peninsula and
                 ---------------------------------------
Cupertino shall use their best efforts to have the Mid-Peninsula Registration Statement and any amendments or supplements thereto declared effective under the 1933 Act as soon as practicable, and thereafter Mid-Peninsula and Cupertino shall distribute the Joint Proxy Statement/Prospectus to holders of their respective common stock in accordance with applicable laws and the Articles of Incorporation and Bylaws of each.

           c.    Sales and Resales of Common Stock.  Mid-Peninsula shall not be
                 ---------------------------------
required to maintain the effectiveness of the Mid-Peninsula Registration Statement for the purpose of sale or resale of the Bancorp Shares by any person.

           d.    Rule 145. Securities representing Bancorp Shares issued to
                 --------
affiliates of Cupertino (as determined by counsel to Mid-Peninsula and Cupertino) under Rule 145 of the 1933 Act pursuant to the Merger Agreement may be subject to stop transfer orders which confirm that such securities representing Bancorp Shares have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the 1933 Act applies, and that such securities may not be sold, hypothecated, transferred or assigned, and the issuer or its transfer agent shall not be required to give effect to any attempted sale, hypothecation, transfer or assignment, except (i) pursuant to a then current effective registration statement under the 1933 Act,
(ii) in a transaction permitted by Rule 145 as to which the issuer has, in the opinion of its counsel, received reasonably satisfactory evidence of compliance with the provisions of Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the 1933 Act.


7.   CONDITIONS TO THE OBLIGATIONS OF MID-PENINSULA.
     ----------------------------------------------

     The obligations of Mid-Peninsula under this Agreement are, at its option, subject to fulfillment at or prior to the Effective Time of the Merger of each of the following conditions; provided, however, that any one or more of such conditions may be waived by the Board of Directors of Mid-Peninsula at any time at or prior to the Effective Time of the Merger:

           a.    Representations and Warranties. The representations and
                 ------------------------------
warranties of Cupertino in Section 4 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in a Schedule corresponding in number with the applicable section of such representation or warranty and delivered on or before the Document Delivery Date, and upon such delivery it shall be deemed made on and as of the date of delivery), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

           b.    Compliance and Performance Under Agreement. Cupertino shall
                 ------------------------------------------
have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Merger Agreement required to be performed or complied with by it at or prior to the Effective Time of the Merger.

           c.    Material Adverse Change. No materially adverse change shall
                 -----------------------
have occurred since March 31, 1996, in the business, financial condition, results of operations or assets of Cupertino and CNB, taken as a whole, and neither Cupertino nor CNB shall be a party to or threatened with, and to the best of Cupertino's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which legal action or proceeding, in the reasonable judgment of Mid-Peninsula, could materially adversely affect Cupertino and CNB, taken as a whole, or their business, financial condition, results of operations or assets.

           d.    Approval of Agreement.  The principal terms of the Merger, this
                 ---------------------
Agreement and the Merger Agreement shall have been duly approved by (i) the affirmative vote or consent of the holders of a majority of the outstanding Cupertino Shares and (ii) the affirmative vote or consent of the holders of a majority of the outstanding Mid-Peninsula Shares.

           e.    Officer's Certificate.  Mid-Peninsula shall have received a
                 ---------------------
certificate, dated the Effective Date, signed on behalf of Cupertino by its President and Chief Financial Officer, in substantially the form delivered to Mid-Peninsula on or before the Document Delivery Date.

           f.    Opinion of Counsel.  Manatt, Phelps & Phillips, LLP, counsel to
                 ------------------
Cupertino, shall have delivered to Mid-Peninsula its opinion dated the Effective Date in substantially the form delivered to Mid-Peninsula on or before the Document Delivery Date.

           g.    Absence of Proceedings.  No legal, administrative, arbitration,
                 ----------------------
investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

           h.    Effectiveness of Registration Statement.  The Mid-Peninsula
                 ---------------------------------------
Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission and the Mid-Peninsula Shares registered thereby shall have received all state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement.

           i.    Government Approvals. All Government Approvals shall be in
                 --------------------
effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which condition or requirement Mid-Peninsula in its reasonable judgment shall deem to be materially burdensome (in which case Mid-Peninsula shall promptly notify Cupertino). For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                 (i) require the taking of any action materially inconsistent with the manner in which Mid-Peninsula or Cupertino has conducted its business previously;

                 (ii) have a material adverse effect upon the business, financial condition or results of operations of Mid-Peninsula or Cupertino; or

                 (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

           j.    Tax Opinion.  Bronson, Bronson & McKinnon LLP, Mid-Peninsula's
                 -----------
counsel, shall have delivered to Mid-Peninsula and Cupertino a tax opinion subject to customary assumptions and exceptions included in such opinions and the prior delivery of certificates from Cupertino and Mid-Peninsula in form and substance reasonably satisfactory to Mid-Peninsula's counsel, substantially to the effect that under federal income tax law and California income and franchise tax law:

                 (i) The Merger will not result in any recognized gain or loss to Mid-Peninsula or Cupertino;

                 (ii) Except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Cupertino Shares who receive Bancorp Shares in exchange for the Cupertino Shares which they hold;

                 (iii) The holding period of Bancorp Shares exchanged for Cupertino Shares will include the holding period of the Cupertino Shares for which they are exchanged, assuming the Cupertino Shares are capital assets in the hands of the holder thereof at the Effective Date; and

                 (iv) The basis of the Bancorp Shares received in the exchange will be the same as the basis of the Cupertino Shares for which they are exchanged, less any basis attributable to fractional shares for which cash is received.

           k.    Accountant's Comfort Letters.  On or prior to the date of
                 ----------------------------
effectiveness of the Mid-Peninsula Registration Statement, Mid-Peninsula shall have received a comfort letter addressed to Mid-Peninsula from Coopers & Lybrand LLP, independent public accountants for Cupertino, in form and substance satisfactory to Mid-Peninsula and its counsel. Mid-Peninsula shall also have received from Coopers & Lybrand LLP a comfort letter dated the Effective Date, in form and substance satisfactory to Mid-Peninsula and its counsel, as to such matters, as of a specified date not more than five (5) business days prior to the Effective Date, as Mid-Peninsula may reasonably request.

           l.    Dissenting Shares. Holders of not more than nine percent (9%)
                 -----------------
of the outstanding Bancorp Shares and Cupertino Shares shall have perfected dissenter's rights pursuant to Chapter 13 of the California General Corporation Law.

           m.    Unaudited Financials. Not later than five (5) business days
                 --------------------
prior to the Effective Date, Cupertino shall have furnished Mid-Peninsula a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of Cupertino.

           n.    Affiliate Agreements.  Mid-Peninsula shall have received signed
                 --------------------
affiliate agreements on or before the Document Delivery Date, from each person who, in the opinion of Cupertino's and Mid-Peninsula's counsel, might be deemed to be an affiliate of Cupertino or Mid-Peninsula under Rule 144 or 145 of the 1933 Act. The agreements will include provisions restricting certain actions by an affiliate related to Cupertino Shares or Mid-Peninsula and/or Bancorp Shares, including the sale, purchase, acquisition or transfer of Cupertino Shares or Mid-Peninsula and/or Bancorp Shares in a manner which may render pooling-of-interests accounting treatment unavailable in the Merger.

           o.    Closing Documents.  Mid-Peninsula shall have received such
                 -----------------
certificates and other closing documents as counsel for Mid-Peninsula shall reasonably request.

           p.    Consents. Cupertino shall have received, or Mid-Peninsula shall
                 --------
have satisfied itself that Cupertino will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to Cupertino and CNB, in each case in form and substance reasonably satisfactory to Mid-Peninsula and its counsel, and no such consent or license or permit shall have been withdrawn or suspended.

           q.    Fairness Opinion. The Board of Directors of Mid-Peninsula shall
                 ----------------
have received an opinion of Alex. Brown & Sons Incorporated, dated the date of this Agreement and the date of mailing or a date within three (3) days prior to the date of mailing the Joint Proxy Statement/Prospectus, to the effect that the Conversion Ratio in the Merger is fair, from a financial point of view, to Mid-Peninsula shareholders, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

           r.    Accounting Treatment. Mid-Peninsula shall have received a
                 --------------------
letter from KPMG Peat Marwick LLP, subject to customary qualifications and receipt of such certificates as may reasonable and customary in connection with such letters, satisfactory in form and substance to Mid-Peninsula and its counsel, to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with generally accepted accounting principles and all applicable rules, regulations and policies of the Commission. There shall have been no determination by any court, tribunal, regulatory authority or other government agency, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

           s.    Shareholder Agreements.  Mid-Peninsula and Cupertino shall have
                 ----------------------
received signed shareholder agreements from members of the Boards of Directors and the executive officers of Mid-Peninsula and Cupertino on or before the Document Delivery Date, pursuant to which each such person in their capacity as a shareholder commits to vote their Mid-Peninsula Shares or Cupertino Shares in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement, and to recommend to shareholders, subject to the exercise of fiduciary duties, that they vote in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement.

           t.    Performance Tests.  As of the Determination Date, Closing Date
                 -----------------
and the Effective Date, Cupertino and CNB on a consolidated basis shall have (i) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well capitalized" category of applicable FDIC regulations, (ii) total reserves for losses on outstanding loans to net loans equal to 1.60%, and (iii) total shareholders' equity of not less than Twenty Million Dollars ($20,000,000).

           u.    Stock Option Agreement.  Mid-Peninsula shall have received a
                 ----------------------
signed and dated stock option agreement from Cupertino on or before the Document Delivery Date, granting an option to Mid-Peninsula to acquire up to nineteen percent (19%) of the Cupertino Shares in the event of a Business Combination between Cupertino and any third party.

           v.    Nasdaq Listing. Mid-Peninsula shares shall have been listed
                 --------------
with the Nasdaq Stock Market for trading on the Nasdaq National Market System and Mid-Peninsula shall have taken all necessary action to similarly list Bancorp Shares under a symbol mutually agreed upon by the parties to be effective from and after the Effective Time of the Merger.

           w.    Employment Agreements. Each person designated to be appointed
                 ---------------------
as a member of the Executive Management Committee of Bancorp (i) shall have signed and delivered to Mid-Peninsula and Cupertino, on or before thirty (30) days after the Document Delivery Date, an employment agreement dated the Effective Date in form and substance reasonably satisfactory to Mid-Peninsula and Cupertino and their respective counsel, and (ii) shall have had each existing employment agreement between each such person and Mid-Peninsula, MPB, Cupertino or CNB, terminated effective as of the Effective Date.

           x.    Debenture Agreement. The supplemental debenture agreement to be
                 -------------------
delivered pursuant to Section 3.1 of this Agreement shall have been signed and delivered to Cupertino together with an opinion of Manatt, Phelps & Phillips, LLP, in form and substance reasonably satisfactory to Cupertino, Mid-Peninsula and their respective counsel.


8.   CONDITIONS TO THE OBLIGATIONS OF CUPERTINO.
     ------------------------------------------

     The obligations of Cupertino under this Agreement are, at its option, subject to the fulfillment at or prior to the Effective Time of the Merger of each of the following conditions provided, however, that any one or more of such conditions may be waived by the Board of Directors of Cupertino at any time at or prior to the Effective Time of the Merger:

           a.    Representations and Warranties. The representations and
                 ------------------------------
warranties of Mid-Peninsula in Section 5 hereof shall be true and correct in all material respects on and as of the date of this Agreement (except to the extent that a representation or warranty is qualified as set forth in a Schedule corresponding in number with the applicable section of such representation or warranty and delivered on or before the Document Delivery Date, and upon such delivery it shall be deemed made on and as of the date of delivery), the Closing Date and the Effective Time of the Merger, with the same effect as though such representations and warranties had been made on and as of each such date or time except as to any representation or warranty which specifically relates to an earlier date or time.

           b.    Compliance and Performance Under Agreement. Mid-Peninsula shall
                 ------------------------------------------
have performed and complied in all material respects with all terms, agreements, covenants and conditions of this Agreement and the Merger Agreement required to be performed or complied with by it at or prior to the Effective Time of the Merger.

           c.    Material Adverse Change. No materially adverse change shall
                 -----------------------
have occurred since March 31, 1996, in the business, financial condition, results of operations or assets of Mid-Peninsula and MPB, taken as a whole, and neither Mid-Peninsula nor MPB shall be a party to or threatened with, and to the best of Mid-Peninsula's knowledge there is no reasonable basis for, any legal action or other proceeding before any court, any arbitrator of any kind or any government agency, which legal action or proceeding, in the reasonable judgment of Cupertino, could materially adversely affect Mid-Peninsula and MPB, taken as a whole, or their business, financial condition, results of operations or assets.

           d.    Approval of Agreement.  The principal terms of the Merger, this
                 ---------------------
Agreement and the Merger Agreement shall have been duly approved by (i) the affirmative vote or consent of the holders of a majority of the outstanding Mid-Peninsula Shares and (ii) the affirmative vote or consent of the holders of a majority of the outstanding Cupertino Shares.

           e.    Officer's Certificate. Cupertino shall have received a
                 ---------------------
certificate, dated the Effective Date, signed on behalf of Mid-Peninsula by its President and Chief Financial Officer, in substantially the form delivered to Cupertino on or before the Document Delivery Date.

           f.    Opinion of Counsel. Bronson, Bronson & McKinnon LLP, Mid-
                 ------------------
Peninsula's counsel, shall have delivered to Cupertino its opinion dated the Effective Date in substantially the form delivered to Cupertino on or before the Document Delivery Date.

           g.    Absence of Proceedings.  No legal, administrative, arbitration,
                 ----------------------
investigatory or other proceeding by any government agency or regulatory authority shall have been instituted or threatened to restrain or prohibit the Merger or the transactions contemplated by this Agreement.

           h.    Effectiveness of Registration Statement.  The Mid-Peninsula
                 ---------------------------------------
Registration Statement and any amendments or supplements thereto shall have become effective under the 1933 Act, no stop order suspending the effectiveness of such Registration Statement shall be in effect and no proceedings for such purpose shall have been initiated or threatened by or before the Commission and the Bancorp Shares registered thereby shall have received all state securities and "blue sky" permits or approvals required to consummate the transactions contemplated by this Agreement and the Merger Agreement.

           i.    Government Approvals. All Government Approvals shall be in
                 --------------------
effect, and all conditions or requirements prescribed by law or by any such Approvals shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it shall require the divestiture or cessation of any of the present businesses or operations conducted by either of the parties hereto or shall impose any other condition or requirement, which condition or requirement Cupertino in its reasonable judgment shall deem to be materially burdensome (in which case Cupertino shall promptly notify Mid-Peninsula). For purposes of this agreement no condition or requirement shall be deemed to be "materially burdensome" if such condition or requirement does not materially differ from conditions or requirements regularly imposed in orders approving transactions of the type contemplated by this Agreement and compliance with such condition or requirement would not:

                 (i) require the taking of any action materially inconsistent with the manner in which Cupertino or Mid-Peninsula has conducted its business previously;

                 (ii) have a material adverse effect upon the business, financial condition or results of operations of Cupertino or Mid-Peninsula; or

                 (iii) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement.

           j.    Tax Opinion.  Bronson, Bronson & McKinnon LLP, Mid-Peninsula's
                 -----------
counsel, shall have delivered to Mid-Peninsula and Cupertino a tax opinion subject to customary assumptions and exceptions included in such opinions and the prior delivery of certificates from Cupertino and Mid-Peninsula in form and substance reasonably satisfactory to Mid-Peninsula's counsel, substantially to the effect that under federal income tax law and California income and franchise tax law:

                 (i) The Merger will not result in any recognized gain or loss to Cupertino or Mid-Peninsula;

                 (ii) Except for any cash received in lieu of any fractional share, no gain or loss will be recognized by holders of Cupertino Shares who receive Bancorp Shares in exchange for the Cupertino Shares which they hold;

                 (iii) The holding period of Bancorp Shares exchanged for Cupertino Shares will include the holding period of the Cupertino Shares for which they are exchanged, assuming the Cupertino Shares are capital assets in the hands of the holder thereof at the Effective Date; and

                 (iv) The basis of the Bancorp Shares received in the exchange will be the same as the basis of the Cupertino Shares for which they are exchanged, less any basis attributable to fractional shares for which cash is received.

           k.    Accountant's Comfort Letters.  On or prior to the date of
                 ----------------------------
effectiveness of the Mid-Peninsula Registration Statement, Cupertino shall have received a comfort letter addressed to Cupertino from KPMG Peat Marwick LLP, independent public accountants for Mid-Peninsula, in form and substance satisfactory to Cupertino and its counsel. Cupertino shall also have received from KPMG Peat Marwick LLP, a comfort letter dated the Effective Date, in form and substance satisfactory to Cupertino and its counsel, as to such matters, as of a specified date not more than five (5) business days prior to the Effective Date, as Cupertino may reasonably request.

           l.    Dissenting Shares. Holders of not more than nine percent (9%)
                 -----------------
of the outstanding Cupertino Shares and Bancorp Shares shall have perfected dissenter's rights pursuant to Chapter 13 of the California General Corporation Law.

           m.    Unaudited Financials. Not later than five (5) business days
                 --------------------
prior to the Effective Date, Mid-Peninsula shall have furnished Cupertino a copy of its most recently prepared unaudited month-end consolidated financial statements, including a balance sheet and statement of income of Mid-Peninsula.

           n.    Affiliate Agreements. Cupertino shall have received signed
                 --------------------
affiliate agreements on or before the Document Delivery Date, from each person who, in the opinion of Cupertino's and Mid-Peninsula's counsel, might be deemed to be an affiliate of Cupertino or Mid-Peninsula under Rule 144 or 145 of the 1933 Act. The agreements will include provisions restricting certain actions by an affiliate related to Cupertino Shares or Mid-Peninsula and/or Bancorp Shares, including the sale, purchase, acquisition or transfer of Cupertino Shares or Mid-Peninsula and/or Bancorp Shares in a manner which may render pooling-of-interests accounting treatment unavailable in the Merger.

           o.    Closing Documents. Cupertino shall have received such
                 -----------------
certificates and other closing documents as counsel for Cupertino shall reasonably request.

           p.    Consents. Mid-Peninsula shall have received, or Cupertino shall
                 --------
have satisfied itself that Mid-Peninsula will receive, all consents of third parties as may be required including consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to Mid-Peninsula and MPB, in each case in form and substance reasonably satisfactory to Cupertino, and no such consent or license or permit shall have been withdrawn or suspended.

           q.    Fairness Opinion. The Board of Directors of Cupertino shall
                 ----------------
have received an opinion of Sutro & Co. Incorporated, dated the date of this Agreement and the date of mailing or a date within three (3) days prior to the date of mailing the Joint Proxy Statement/Prospectus, to the effect that the consideration to be received by Cupertino shareholders in the Merger is fair, from a financial point of view, to Cupertino and its shareholders, and such opinion shall not have been withdrawn by the Effective Time of the Merger.

           r.    Accounting Treatment. Mid-Peninsula shall have received a
                 --------------------
letter from KPMG Peat Marwick LLP, satisfactory in form and substance to Cupertino and its counsel, to the effect that the Merger shall qualify for the pooling-of-interests method of accounting in accordance with generally accepted accounting principles and all applicable rules, regulations and policies of the Commission. There shall have been no determination by any court, tribunal, regulatory authority or other government agency, that the Merger fails or will fail to qualify for pooling-of-interests accounting treatment.

           s.    Shareholder Agreements.  Cupertino and Mid-Peninsula shall have
                 ----------------------
received signed shareholder agreements from members of the Boards of Directors and the executive officers of Cupertino and Mid-Peninsula on or before the Document Delivery Date, pursuant to which each such person in their capacity as a shareholder commits to vote their Cupertino Shares or Mid-Peninsula Shares in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement, and to recommend to shareholders, subject to the exercise of fiduciary duties, that they vote in favor of the Merger and the transactions contemplated thereby and pursuant to this Agreement and the Merger Agreement.

           t.    Performance Tests.  As of the Determination Date, Closing Date
                 -----------------
and the Effective Date, Mid-Peninsula and MPB on a consolidated basis shall have
(i) total shareholders' equity and leverage, tier 1 and total risk-based capital ratios, respectively, in amounts required to comply with the "well capitalized" category of applicable FDIC regulations, (ii) total reserves for losses on outstanding loans to net loans equal to 1.20%, and (iii) total shareholders' equity of not less than Twenty-Three Million Dollars ($23,000,000).

           u.    Stock Option Agreement.  Cupertino shall have received a signed
                 ----------------------
and dated stock option agreement from Mid-Peninsula on or before the Document Delivery Date, granting an option to Cupertino to acquire up to nineteen percent (19%) of the Mid-Peninsula Shares in the event of a Business Combination between Mid-Peninsula and any third party.

           v.    Nasdaq Listing. Mid-Peninsula shares shall have been listed
                 --------------
with the Nasdaq Stock Market for trading on the Nasdaq National Market System and Mid-Peninsula shall have taken all necessary action to similarly list Bancorp Shares under a symbol mutually agreed upon by the parties to be effective from and after the Effective Time of the Merger.

           w.    Employment Agreements. Each person designated to be appointed
                 ---------------------
as a member of the Executive Management Committee of Bancorp (i) shall have signed and delivered to Mid-Peninsula and Cupertino, on or before thirty (30) days after the Document Delivery Date, an employment agreement dated the Effective Date in form and substance reasonably satisfactory to Mid-Peninsula and Cupertino and their respective counsel, and (ii) shall have had each existing employment agreement between each such person and Mid-Peninsula, MPB, Cupertino or CNB, terminated effective as of the Effective Date.

           x.    Debenture Agreement. The supplemental debenture agreement to be
                 -------------------
delivered pursuant to Section 3.1 of this Agreement shall have been signed and delivered to Cupertino together with an opinion of Manatt, Phelps & Phillips, LLP, in form and substance reasonably satisfactory to Cupertino, Mid-Peninsula and their respective counsel.


9.   CLOSING.
     -------

           a.    Closing Date. The closing (the "Closing") shall, unless another
                 ------------
date, time or place is agreed to in writing by Mid-Peninsula and Cupertino, be held at the offices of Bronson, Bronson & McKinnon LLP, 10 Almaden Blvd., Suite 600, San Jose, California at a time mutually agreed upon between the parties and as soon as practicable following the Determination Date and the last to occur of
(i) the expiration of any waiting periods under applicable law or regulation, and (ii) the date on which all conditions to the obligation of either party to consummate the Merger have been satisfied (the "Closing Date").

           b.    Delivery of Documents. At the Closing, the parties shall use
                 ---------------------
their respective best efforts to deliver or cause to be delivered the opinions, certificates and other documents required to be delivered by this Agreement.

           c.    Filings. At the Closing, Mid-Peninsula and Cupertino shall
                 -------
instruct their respective representatives to make or confirm such filings as shall be required in the opinion of counsel to Mid-Peninsula and Cupertino to give effect to the Merger.


10.  POST-CLOSING MATTERS.
     --------------------

     Bancorp will prepare and file with the Commission on the appropriate form as soon as practicable the results of combined operations of Mid-Peninsula and Cupertino for the first full calendar month after the Effective Date.


11.  EXPENSES.
     --------

     Each party hereto agrees to comply with generally accepted accounting principles, without right of reimbursement from the other party and whether or not the transactions contemplated by this Agreement or the Merger Agreement shall be consummated, relating to the payment of costs and expenses incurred by such party incident to the performance of its obligations under this Agreement and the Merger Agreement, including without limitation, costs incident to the preparation of the Merger Agreement, this Agreement, the Mid-Peninsula Registration Statement and Joint Proxy Statement/Prospectus (including the audited financial statements of the parties contained therein) and incident to the consummation of the Merger and of the other transactions contemplated herein and in the Merger Agreement, including the fees and disbursements of counsel, accountants, consultants and financial advisers employed by such party in connection therewith. Notwithstanding the foregoing, each party shall pay one-half of (i) the printing costs of the Registration Statement and the Joint Proxy Statement/Prospectus, (ii) all fees and costs payable pursuant to state "blue-sky" securities laws, (iii) fees and costs related to obtaining a tax opinion,
(iv) fees and costs related to obtaining a letter from KPMG Peat Marwick LLP regarding pooling-of-interests accounting treatment, (v) the fee required to be paid to the Commission to register the Bancorp Shares, (vi) the fees and costs related to any amendments to the Mid-Peninsula Stock Option Plan or for the preparation of a new Mid-Peninsula Stock Option Plan including the cost of obtaining any permits or approvals of government agencies and regulatory authorities and applicable filing fees, (vii) the fees related to preparation and filing of applications with government agencies or regulatory authorities for approval of the transactions contemplated by the Merger, this Agreement and the Merger Agreement, and (viii) the fees and costs related to the listing of the Mid-Peninsula Shares and Bancorp Shares with the Nasdaq Stock Market for trading on the Nasdaq National Market System. Each party shall bear the costs of distributing the Joint Proxy Statement/Prospectus and other information relating to these transactions to its shareholders and of conducting a meeting of its shareholders.


12.  AMENDMENT; TERMINATION.
     ----------------------

           a.    Amendment. This Agreement and the Merger Agreement may be
                 ---------
amended by Mid-Peninsula and Cupertino at any time prior to the Effective Time of the Merger without the approval of the shareholders of Mid-Peninsula and shareholders of Cupertino with respect to any of their terms except the terms relating to the Conversion Ratio or the form or amount of consideration to be delivered to the Cupertino shareholders in the Merger or otherwise as required by applicable law.

           b.    Termination.  This Agreement and the Merger Agreement may be
                 -----------
terminated as follows:

                 (i) By the mutual consent of the Boards of Directors of both Mid-Peninsula and Cupertino at any time prior to the Effective Time of the Merger.

                 (ii) By the Boards of Directors of Mid-Peninsula or Cupertino upon the failure of the shareholders of Mid-Peninsula or Cupertino to give the requisite approval of this Agreement and the transactions contemplated hereby including the amendments to the Mid-Peninsula Articles of Incorporation, Bylaws and 1994 Stock Option Plan.

                 (iii) By the Boards of Directors of Mid-Peninsula or Cupertino upon the expiration of thirty (30) days after any government agency or regulatory authority denies or refuses to grant any approval, consent or qualification required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said thirty (30) day period after such denial or refusal, Mid-Peninsula and Cupertino agree to submit the application to the government agency or regulatory authority that has denied or refused to grant the approval, consent or qualification requested.

                 (iv) By the Board of Directors of Mid-Peninsula on or after the Termination Date, if any of the conditions in Section 7 to which the obligations of Mid-Peninsula are subject have not been fulfilled.

                 (v) By the Board of Directors of Mid-Peninsula if a materially adverse change shall have occurred since March 31, 1996, in the business, financial condition, results of operations or assets of Cupertino or CNB.

                 (vi) By the Board of Directors of Mid-Peninsula or Cupertino in the event that Cupertino, CNB or their affiliates enter into a Business Combination; provided, that termination based thereon shall not terminate the Stock Option Agreement signed by Cupertino in accordance with this Agreement.

                 (vii) By the Board of Directors of Mid-Peninsula upon the expiration of twenty (20) days from delivery of written notice by Mid-Peninsula to Cupertino of Cupertino's breach of or failure to satisfy any covenant or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by Mid-Peninsula from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Mid-Peninsula or cured by Cupertino prior to expiration of such twenty (20) day period).

                 (viii) By the Board of Directors of Cupertino on or after the Termination Date, if any of the conditions contained in Section 8 to which the obligations of Cupertino are subject have not been fulfilled.

                 (ix) By the Board of Directors of Cupertino if a materially adverse change shall have occurred since March 31, 1996 in the business, financial condition, results of operations or assets of Mid-Peninsula or MPB.

                 (x) By the Board of Directors of Cupertino and Mid-Peninsula in the event Mid-Peninsula, MPB or their affiliates enter into a Business Combination; provided, that termination based thereon shall not terminate the Stock Option Agreement signed by Mid-Peninsula in accordance with this Agreement.

                 (xi) By the Board of Directors of Cupertino upon the expiration of twenty (20) days from delivery of written notice by Cupertino to Mid-Peninsula of Mid-Peninsula's breach of or failure to satisfy any covenant or agreement contained in this Agreement resulting in a material impairment of the benefit reasonably expected to be derived by Cupertino from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by Cupertino or cured by Mid-Peninsula prior to expiration of such twenty (20) day period).

                 (xii) By the Board of Directors of Mid-Peninsula in the event that Cupertino shall fail to deliver or cause to be delivered to Mid-Peninsula on or before the date which is twenty-seven (27) days after the date of this Agreement (the "Document Delivery Date") (except in the case of the Employment Agreements described below which shall be delivered on or before thirty (30) days after the Document Delivery Date) (i) the Schedules to be delivered pursuant to Section 4 hereof, in form and substance satisfactory to Mid-Peninsula and its counsel; (ii) the following signed documents, in form and substance reasonably acceptable to Mid-Peninsula and its counsel: (a) the affiliate agreement to be delivered pursuant to Section 7(n) hereof; (b) the shareholder agreements to be delivered pursuant to Section 7(s) hereof; (d) the stock option agreement to be delivered pursuant to Section 7(u) hereof; and (e) the employment agreements to be delivered pursuant to Section 7(w) hereof; and
(iii) the form of the following documents, in form and substance reasonably acceptable to Mid-Peninsula and its counsel: (a) the officers certificate to be delivered pursuant to Section 7(e) hereof; (b) the opinion of counsel to Cupertino to be delivered pursuant to Section 7(f) hereof; and (c) the legal opinion in connection with the supplemental debenture agreement to be delivered pursuant to Section 7(x) hereof.

                 (xiii) By the Board of Directors of Cupertino in the event that Mid-Peninsula shall fail to deliver or cause to be delivered to Cupertino on or before the Document Delivery Date (except in the case of the Employment Agreements described below which shall be delivered on or before thirty (30) days after the Document Delivery Date) (i) the Schedules to be delivered pursuant to Section 5 hereof, in form and substance satisfactory to Cupertino and its counsel; (ii) the following signed documents, in form and substance reasonably acceptable to Cupertino and its counsel: (a) the affiliate agreement to be delivered pursuant to Section 8(n) hereof; (b) the shareholder agreements to be delivered pursuant to Section 8(s) hereof; (d) the stock option agreement to be delivered pursuant to Section 8(u) hereof; and (e) the employment agreements to be delivered pursuant to Section 8(w) hereof; and (iii) the form of the following documents, in form and substance reasonably acceptable to Cupertino and its counsel: (a) the officers certificate to be delivered pursuant to Section 8(e) hereof; (b) the opinion of counsel to Mid-Peninsula to be delivered pursuant to Section 8(f) hereof; and (c) the supplemental debenture agreement to be delivered pursuant to Section 8(x) hereof.

           c.    Termination Date.  This Agreement shall be terminated if the
                 ----------------
Closing shall not have occurred on or before December 31, 1996; provided, however, that if the only conditions to the Closing which remain unsatisfied at December 31, 1996 are the receipt of the Government Approvals or the expiration of any waiting periods under applicable law or regulation, the Closing Date shall be automatically extended to February 28, 1997, or such other date as the parties may mutually agree upon (the "Termination Date"), for the purpose of obtaining such Government Approvals or the expiration of such waiting periods.

           d.    Notice.  The power of termination hereunder may be exercised by
                 ------
Mid-Peninsula or Cupertino, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman of the Board or President, to the other party.

           e.    Effect of Termination; Liquidated Damages.
                 -----------------------------------------

                 (i) If this Agreement is terminated for any reason, the Merger Agreement shall automatically terminate. Termination of this Agreement shall not terminate or affect the obligations of the parties to pay expenses as provided in Section 11, to maintain the confidentiality of the other party's information obtained pursuant to this Agreement, or the provisions of this
Section 12(e) or applicable provisions of Section 14.

                 (ii) If Mid-Peninsula or Cupertino terminates this Agreement pursuant to Section 12(b)(vi), Cupertino shall pay to Mid-Peninsula, on demand, the sum of Seven Hundred Fifty Thousand Dollars ($750,000). If Cupertino or Mid-Peninsula terminates this

Agreement pursuant to Section 12(b)(x) Mid-Peninsula shall pay to Cupertino, on demand, the sum of Seven Hundred Fifty Thousand Dollars ($750,000). In each case, the amount indicated shall be deemed liquidated damages for expenses incurred and the lost opportunity cost for time devoted to the transactions contemplated by this Agreement.


13.  INDEMNIFICATION.
     ---------------

           a.    By Mid-Peninsula. Mid-Peninsula agrees to defend, indemnify and
                 ----------------
hold harmless Cupertino and CNB, their respective officers and directors, attorneys, accountants, and each person who controls Cupertino and CNB within the meaning of the 1933 Act from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Mid-Peninsula Registration Statement and Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Mid-Peninsula shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement and Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to Mid-Peninsula used in preparing the Registration Statement. If and to the extent such agreement to indemnify may be unenforceable for any reason, Mid-Peninsula shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

           b.    By Cupertino.  Cupertino agrees to defend, indemnify and hold
                 ------------
harmless Mid-Peninsula and MPB, their respective officers and directors, attorneys, accountants, and each person who controls Mid-Peninsula and MPB within the meaning of the 1933 Act from and against any costs, damages, liabilities and expenses of any nature, insofar as such costs, damages, liabilities and expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Mid-Peninsula Registration Statement and Joint Proxy Statement/Prospectus or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Cupertino shall be liable in any such case only to the extent that any such cost, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement and Joint Proxy Statement/Prospectus or amendments or supplements thereto, in reliance upon and in conformity with information provided by and with respect to Cupertino used in preparing the Registration Statement and Joint Proxy Statement/Prospectus. If and to the extent such agreement to indemnify may be unenforceable for any reason, Cupertino shall make the maximum contribution to the

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

payment and satisfaction of each of the indemnified liabilities which may be permitted under applicable law.

           c.    Notification.  Promptly after receipt by any party to be
                 ------------
indemnified pursuant to this subarticle (the "Indemnified Party") of notice of
(i) any claim or (ii) the commencement of any action or proceeding, the Indemnified Party will give the other party (the "Indemnifying Party") written notice of such claim or the commencement of such action or proceeding. The Indemnifying Party shall have the right, at its option, to compromise or defend, by its own counsel, any such matter involving the Indemnified Party's asserted liability. In the event that the Indemnifying Party shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of, or defense against, any such asserted liability. In any event, the Indemnifying Party shall have the right to participate in the defense of such asserted liability.


14.  MISCELLANEOUS.
     -------------

           a.    Notices. Any notice or other communication required or
                 -------
permitted under this Agreement shall be effective only if it is in writing and delivered personally, or by Federal Express or similar overnight courier, or by facsimile or sent by first class United States mail, postage prepaid, registered or certified mail, addressed as follows:


To Mid-Peninsula:                       To Cupertino:

David L. Kalkbrenner                    C. Donald Allen
President                               President
Mid-Peninsula Bancorp                   Cupertino National Bancorp
420 Cowper Street                       20230 Stevens Creek Blvd.
Palo Alto, CA 94301-1504                Cupertino, California 95014
Telephone: (415) 323-5150               Telephone: (408) 996-1144
Telecopier: (415) 323-7421              Telecopier: (408) 996-0657


With a copy to:                         With a copy to:

Bronson, Bronson & McKinnon LLP         Manatt, Phelps & Phillips, LLP
10 Almaden Blvd., Suite 600             11355 W. Olympic Blvd.
San Jose, California 95113              Los Angeles, California 90064
Attn:  Glenn T. Dodd                    Attn:  Paul H. Irving
Telephone: (408) 293-0599               William T. Quicksilver
Telecopier: (408) 999-6553              Telephone: (310) 312-4000

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

Attn:  John W. Carr                     Telecopier: (310) 312-4224
Telephone:  (415) 986-4200
Telecopier:  (415) 982-1394

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

           b.    Knowledge.  Whenever the term "knowledge" or "to the best of
                 ---------
knowledge" or words of similar import are used in this Agreement in connection with a party's representations and warranties, it shall mean the actual knowledge of a party after due inquiry of a party's directors, executive officers, senior vice presidents, and any officer(s) in charge of or having responsibility for any department or division of a party or its subsidiaries, including, without limitation, operations, credit, trust, SBA, mortgage, real estate, finance, administration, compliance and audit.

           c.    Binding Agreement. This Agreement is binding upon and is for
                 -----------------
the benefit of Mid-Peninsula and Cupertino and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. No party may assign this Agreement or any of its rights, privileges, duties or obligations hereunder without the prior written consent of the other party to this Agreement.

           d.    Survival of Representations and Warranties. No investigation by
                 ------------------------------------------
Mid-Peninsula or Cupertino made before or after the date of this Agreement shall affect the representations and warranties which are contained in this Agreement and such representations and warranties shall survive such investigation, provided that, except with respect to covenants and agreements to be performed in whole or in part subsequent to the Effective Time of the Merger (as to which the related representations and warranties shall survive until their performance) which covenants and agreements shall survive the Effective Time of the Merger, the representations, warranties, covenants and agreements of Mid-Peninsula and Cupertino contained in this Agreement shall terminate upon the Effective Time of the Merger.

           e.    Governing Law. This Agreement shall be governed by and
                 -------------
construed in accordance with the laws of the State of California.

           f.    Attorneys' Fees.  In any action at law or suit in equity in
                 ---------------
relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

           g.    Entire Agreement; Severability.  This Agreement and the
                 ------------------------------
documents, certificates, agreements, letters, schedules and exhibits attached or required to be delivered pursuant hereto set forth the entire agreement and understandings of the parties in respect of the transactions contemplated hereby, and supersede all prior agreements, arrangements and understanding relating to the subject matter hereof, excluding that certain Confidentiality Agreement between the parties dated May 8, 1996. Each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

           h.    Counterparts.  This Agreement may be executed in several
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           i.    Effect of Restatement.  The restatement of this Agreement shall
                 ---------------------
not constitute a waiver of, or otherwise affect, the rights, obligations or liabilities of the parties hereto as in effect immediately prior to the restatement of this Agreement (except to the extent that the terms of this Agreement have been expressly amended from the terms of this Agreement in effect immediately prior to the date of the restatement of this Agreement). Except as expressly stated to the contrary herein, all references herein, and in any documents or agreements executed pursuant hereto, to "the date of this Agreement," "the date hereof" or similar phrases with reference to this Agreement shall be deemed to refer to June 5, 1996, and any representations or warranties made or deemed to be made as of that date shall not be deemed to be made again at the time of restatement of this Agreement.

     IN WITNESS WHEREOF, Mid-Peninsula and Cupertino have each caused this Amended and Restated Agreement and Plan of Reorganization and Merger to be signed by its Chairman of the Board and President as of the day and year first above written.


MID-PENINSULA BANCORP                   CUPERTINO NATIONAL BANCORP



By:  /s/ Duncan L. Matteson             By:  /s/ John M. Gatto
    _________________________               _________________________
     Duncan L. Matteson                      John M. Gatto
     Chairman of the Board                   Chairman of the Board



By:  /s/ David L. Kalkbrenner           By:  /s/ C. Donald Allen
    _________________________               _________________________
     David L. Kalkbrenner                    C. Donald Allen
     President                               President


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